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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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Check the appropriate box:

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     RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            TENNECO AUTOMOTIVE INC.
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                (Name of Registrant as Specified In Its Charter)

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     paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SEC 1913 (02-02)

TENNECO AUTOMOTIVE INC.
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045
(847) 482-5000                                         (TENNECO AUTOMOTIVE LOGO)

                                                                   April 1, 2004

To the Stockholders of Tenneco Automotive Inc.:

     The Annual Meeting of Stockholders of the Company will be held Tuesday, May 11, 2004, at 10:00 a.m., local time, at the Company's headquarters located at 500 North Field Drive, Lake Forest, Illinois 60045. A Notice of the meeting, a Proxy and a Proxy Statement containing information about the matters to be acted upon are enclosed.

     Holders of common stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

     A record of the Company's activities for the year 2003 is contained in the Annual Report to Stockholders. We urge each stockholder who cannot attend the Annual Meeting to please assist us in preparing for the meeting by either completing, executing and returning your Proxy promptly or using our telephone or Internet voting procedures.

                                               Very truly yours,

                                               /S/ MARK P. FRISSORA
                                               MARK P. FRISSORA

                                               Chairman, Chief Executive Officer
                                               and President

TENNECO AUTOMOTIVE INC.
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045
(847) 482-5000                                         (TENNECO AUTOMOTIVE LOGO)

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 2004

     The Annual Meeting of Stockholders of Tenneco Automotive Inc. will be held at the Company's principal executive offices located at 500 North Field Drive, Lake Forest, Illinois 60045 on Tuesday, May 11, 2004, at 10:00 a.m., local time.

     The purposes of the meeting are:

     1. To elect nine directors for a term to expire at the 2005 Annual Meeting of Stockholders;

     2. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants for 2004; and

     3. To consider and act upon such other matters as may be properly brought before the meeting, or any adjournment or postponement thereof.

     The Board of Directors knows of no other matters at this time that may be brought before the meeting. Holders of common stock of record at the close of business on March 19, 2004 are entitled to vote at the meeting. A list of these stockholders will be available for inspection for 10 days preceding the meeting at the Company's principal executive offices located at 500 North Field Drive, Lake Forest, Illinois 60045, and will also be available for inspection at the meeting.

     Each stockholder who does not expect to attend the meeting is urged to either complete, date and sign the enclosed Proxy and return it to the Company in the enclosed envelope, which requires no postage if mailed in the United States, or utilize our telephone or Internet voting procedures.

                                            By Order of the Board of Directors

                                                      KARL A. STEWART
                                                         Secretary

Lake Forest, Illinois
April 1, 2004

TENNECO AUTOMOTIVE INC.                                (TENNECO AUTOMOTIVE LOGO)
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045
(847) 482-5000

                                                                   April 1, 2004

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation on behalf of the Board of Directors of Tenneco Automotive Inc. (the "Company") of proxies (the "Proxies") to be voted at the Annual Meeting of Stockholders on May 11, 2004, or at any adjournment or postponement thereof (the "Annual Meeting"). Holders of common stock of record at the close of business on March 19, 2004 will be entitled to vote at the Annual Meeting. Each share is entitled to one vote. At March 19, 2004, there were 41,875,888 shares of common stock outstanding and entitled to vote. This Proxy Statement is first being mailed to stockholders on or about April 1, 2004.

                                   BACKGROUND

     During 1999, Tenneco Inc. separated its automotive, packaging and administrative services operations. This completed a series of transactions begun in December 1996, when the company then known as Tenneco Inc. ("Old Tenneco") separated its automotive and packaging operations from its energy and shipbuilding businesses.

     The final separation was accomplished in November 1999 through the spin-off of Pactiv Corporation (the "Spin-Off"), which at the time was known as Tenneco Packaging Inc. and held Tenneco Inc.'s packaging and administrative services businesses. Immediately following the Spin-Off, Tenneco Inc. changed its name to "Tenneco Automotive Inc." to reflect the fact that the continuing operations are its automotive business. In light of the form of this transaction, the Company is the continuing legal entity which from December 1996 until the Spin-Off was known as Tenneco Inc.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     On March 9, 2004, the Board of Directors increased its size from nine to ten members, and Mr. Timothy R. Donovan was elected as a director of the Company. Nine of the Company's current directors are proposed to be elected at this Annual Meeting to serve for a term to expire at the annual meeting of stockholders to be held in 2005 and until their successors are chosen and have qualified. One of the current directors, Sir David Plastow, will be retiring effective at the Annual Meeting due to having nearly reached the Company's age limitation for Board membership and accordingly is not standing for reelection. The Board of Directors has established the size of the Board as nine members effective upon Sir David's retirement.

     The persons named as proxy voters in the accompanying Proxy card, or their substitutes, will vote your Proxy for all the nominees, each of whom has been designated as such by the Board of Directors, unless otherwise indicated in your Proxy. In the event that any nominee for director withdraws or for any reason is not able to serve as a director, the Company will vote your Proxy for the remainder of those nominated for director (except as otherwise indicated in your Proxy) and for any replacement nominee designated by the Compensation/Nominating/Governance Committee of the Board of Directors.

     You may vote for or withhold your vote from any or all of the director nominees. Assuming a quorum is present, the affirmative vote of the plurality of votes cast at the Annual Meeting (in person or by proxy) will be required for the election of directors.

     Brief statements setting forth the age (at March 19, 2004), the principal occupation, the employment during at least the past five years, the year in which first elected a director and other information concerning each nominee appears below.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED BELOW.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
     FOR ONE-YEAR TERMS EXPIRING AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS

     CHARLES W. CRAMB -- Mr. Cramb has been Senior Vice President and Chief Financial Officer of The Gillette Company, a global manufacturer and marketer of a wide variety of consumer products, since 1997. He joined Gillette in 1970 and served in a number of financial positions. From 1976 to 1981, he held several key financial management positions in Gillette's European operations, including Manager, Financial Services, Gillette Europe, and Financial Controller, Gillette Industries Limited, UK. From 1981 to 1995, he held a series of senior financial management positions in the United States, including Controller, International Operations; Vice President, Finance and Strategic Planning, Gillette North Atlantic Group; Assistant Controller, The Gillette Company; and Vice President, Finance, Planning and Administration, Diversified Group. From 1995 to 1997, he was Corporate Vice President and Corporate Controller. He is a director of the Private Sector Council, where he is Vice Chairman, and is a member of the Board of Visitors for Lawrence Academy and the College of Business Administration, Northeastern University. He is also a director of Idenix Pharmaceuticals, Inc., where he is a member of the Audit Committee. He was elected to the Company's Board of Directors in March 2003, is 57 years old and is Chairman of the Audit Committee.

     TIMOTHY R. DONOVAN, Executive Vice President, General Counsel and Managing Director-International -- Mr. Donovan has served as Managing Director of the Company's International Group since May 2001 with responsibility for all of the Company's operations in Asia and South America, as well as the Japanese original equipment business worldwide. He was promoted to Executive Vice President in December 2001 and was named Senior Vice President and General Counsel in August 1999. Mr. Donovan also is in charge of the Company's worldwide Environmental, Health and Safety Program. Mr. Donovan was a partner in the law firm of Jenner & Block from 1989 until his resignation in September 1999, and most recently served as the Chairman of Jenner & Block's Corporate and Securities Department and as a member of its Executive Committee. He is also a director of John B. Sanfilippo & Son, Inc., where he is a member of its Compensation Committee and is the Chairman of its Audit Committee. Mr. Donovan is 48 years old and became a director of the Company in March 2004.

     M. KATHRYN EICKHOFF -- Ms. Eickhoff has been President and Chief Economist of Eickhoff Economics, Inc., a consulting firm, since 1987. From 1985 to 1987, she was Associate Director for Economic Policy for the U.S. Office of Management and Budget. Prior to that, Ms. Eickhoff spent 23 years at Townsend Greenspan & Co., Inc., an economic consulting firm, most recently as Executive Vice President and Treasurer. She is also a director of AT&T Corp., where she is a member of the Audit Committee and the Nominating and Governance Committee, and The Moorings, Inc., a non-profit retirement community in Naples, Florida. Ms. Eickhoff has been a director of the Company since 1996 (and prior to that was a director of the former Tenneco Inc. since 1987). She also served as a member of Tenneco Inc.'s Board of Directors from 1982 until her resignation to join the Office of Management and Budget in 1985. Ms. Eickhoff is 64 years old and a member of the Audit Committee and Three-Year Independent Director Evaluation Committee.

     MARK P. FRISSORA, Chairman of the Board, Chief Executive Officer and President -- Mr. Frissora became the Company's Chief Executive Officer in connection with the Spin-Off and has been serving as President of the automotive operations since April 1999. In March 2000, he was also named the Company's Chairman. From 1996 to April 1999, he held various positions within the Company's automotive operations, including Senior Vice President and General Manager of the worldwide original equipment business. Mr. Frissora joined the Company in 1996 from AeroquipVickers Corporation, where he served since 1991 as a Vice President. In the 15 years prior to joining AeroquipVickers, he served for 10 years with General Electric and five years with Philips Lighting Company in management roles focusing on product development and marketing. He is a member of The Business Roundtable and the World Economic Forum's Automotive Board of Governors. He is also a director of NCR Corporation, where he serves on its Compensation Committee, and FMC Corporation, where he serves on its Audit Committee. Mr. Frissora is 48 years old and became a director of the Company in November 1999.

     FRANK E. MACHER -- Mr. Macher served as Chief Executive Officer of Federal Mogul Corporation, a manufacturer of motor vehicle parts and supplies, from January 2001 to July 2003 and Chairman of Federal Mogul from October 2001 to January 2004. From June 1997 to his retirement in July 1999, Mr. Macher served as President and Chief Executive Officer of ITT Automotive, a supplier of automotive components. From 1966 to his retirement in 1996, Mr. Macher was employed by Ford Motor Company, serving most recently as Vice President and General Manager of the Automotive Components Division. Mr. Macher is 63 years old and was named a director of the Company in July 2000. He is also a director of Decoma International, Inc., where he serves on the Audit Committee, and a member of the Board of Trustees of Kettering University and the Detroit Renaissance. Mr. Macher is a member of the Audit Committee.

     ROGER B. PORTER -- Mr. Porter is the IBM Professor of Business and Government at Harvard University. Mr. Porter has served on the faculty at Harvard University since 1977. Mr. Porter also held senior economic policy positions in the Ford, Reagan and George H. W. Bush White Houses, serving as special assistant to the President and executive secretary of the Economic Policy Board from 1974 to 1977, as deputy assistant to the President and director of the White House Office of Policy Development from 1981 to 1985, and as assistant to the President for economic and domestic policy from 1989 to 1993. He is also a director of National Life Insurance Company (where he serves on the Executive and Finance Committees and is Chairman of the Nominations and Governance Committee), Zions Bancorporation (where he serves on the Audit and Compensation Committees) and Pactiv Corporation (where he serves on the Compensation/ Nominating/Governance Committee). Mr. Porter is 57 years old and has been a director of the

Company since January 1998. Mr. Porter is a member of the Compensation/Nominating/ Governance Committee and the Three-Year Independent Director Evaluation Committee.

     DAVID B. PRICE, JR. -- Mr. Price has served as Chief Executive Officer and President of Birdet Price, LLC, an investment and consulting firm, since July 2001. Previously, Mr. Price was President of Noveon Inc. from February 2001 until May 2001. Noveon, Inc. was formerly the Performance Materials segment of BF Goodrich Company prior to its sale to an investor group in February 2001. While with BF Goodrich Company from July 1997 to February 2001, Mr. Price served as Executive Vice President of the BF Goodrich Company and President and Chief Operating Officer of BF Goodrich Performance Materials. Prior to joining BF Goodrich, Mr. Price held various executive positions over a 25-year span at Monsanto Company, most recently serving as President of the Performance Materials Division of Monsanto Company from 1995 to July 1997. From 1993 to 1995, he was Vice President and General Manager of commercial operations for the Industrial Products Group and was also named to the management board of Monsanto's Chemical Group. He is also a director of CH2M HILL. Mr. Price is 58 years old and was named a director of the Company in November 1999. Mr. Price is the Chairman of the Compensation/Nominating/Governance Committee and a member of the Three-Year Independent Director Evaluation Committee.

     DENNIS G. SEVERANCE -- Dr. Severance is the Accenture Professor of Computer and Information Systems of the University of Michigan Business School. Before joining the University of Michigan in 1978, Dr. Severance was an Associate Professor and Principal Investigator in the Management Information System Research Center at the University of Minnesota. Prior to that, he was an Assistant Professor in the Department of Operations Research at Cornell University. Dr. Severance is 60 years old and became a director in July 2000. Dr. Severance is a member of the Audit Committee.

     PAUL T. STECKO -- Mr. Stecko has served as the Chief Executive Officer of Packaging Corporation of America since April 1999. From November 1998 to April 1999, Mr. Stecko served as President and Chief Operating Officer of Tenneco Inc. From January 1997 to November 1998, Mr. Stecko served as Chief Operating Officer of Tenneco Inc. From December 1993 through January 1997, Mr. Stecko served as President and Chief Executive Officer of Tenneco Packaging Inc. Prior to joining Tenneco Packaging Inc., Mr. Stecko spent 16 years with International Paper Company. Mr. Stecko is 59 years old and has been a director of the Company since November 1998. He is also a director of State Farm Mutual Insurance Company, American Forest and Paper Association and Cives Corporation and is the Chairman of the Board of Packaging Corporation of America. Mr. Stecko is a member of the Compensation/Nominating/Governance Committee and the Chairman of the Three-Year Independent Director Evaluation Committee.

CORPORATE GOVERNANCE OVERVIEW

     The Company has established a comprehensive corporate governance plan for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. As part of its annual review process, the Board of Directors monitors developments in the area of corporate governance. In late 2003, the Securities and Exchange Commission ("SEC") approved changes proposed by the New York Stock Exchange ("NYSE") to its corporate governance and listing requirements. Although many of these changes are not effective as of the date of this Proxy Statement, the Board of Directors determined to voluntarily implement these changes on an accelerated basis, to the extent the Company's practices were not already in compliance. Listed below are some of the key elements of the Company's corporate governance plan. Many of these matters are described in more detail elsewhere in this Proxy Statement.

     INDEPENDENCE OF DIRECTORS (SEE P. 8)

     - Eight of the Company's ten current directors are independent under the revised NYSE listing standards. Assuming all nominees presented in this Proxy Statement are elected at the Annual Meeting, seven of the Company's nine directors will be independent under the revised NYSE listing standards.

     - Non-management directors are scheduled to meet separately in executive session after every regularly scheduled Board of Directors meeting.

     - The Company has a lead outside director, Mr. Paul T. Stecko.

     AUDIT COMMITTEE (SEE PP. 10-11 AND 34-38 AND APPENDIX A)

     - All members meet the independence standards for audit committee membership under the revised NYSE listing standards and applicable SEC rules.

     - One member of the Audit Committee, Mr. Charles Cramb, qualifies as an "audit committee financial expert," as defined in the SEC rules, and the remaining members of the Audit Committee satisfy the NYSE's financial literacy requirements.

     - The Audit Committee operates under a written charter that governs its duties and responsibilities, including its sole authority to appoint, review, evaluate and replace the Company's independent auditors.

     - The Audit Committee has adopted policies and procedures governing the pre-approval of all audit, audit-related, tax and other services provided by the Company's independent auditors.

     COMPENSATION/NOMINATING/GOVERNANCE COMMITTEE (SEE PP. 9, 11-12 AND 24-31 AND APPENDIX B)

     - All members meet the independence standards for compensation and nominating committee membership under the revised NYSE listing standards.

     - The Compensation/Nominating/Governance Committee operates under a written charter that governs its duties and responsibilities, including the responsibility for executive compensation.

     CORPORATE GOVERNANCE PRINCIPLES

     - The Company has adopted Corporate Governance Principles, including qualification and independence standards for directors.

     COMMUNICATION WITH DIRECTORS (SEE P. 12)

     - The Audit Committee has established a process for confidential and anonymous submissions by employees of the Company, as well as submissions by other interested parties, regarding questionable accounting or auditing matters.

     - Additionally, the Board of Directors has established a process for stockholders to communicate with the Board of Directors, as a whole, or any non-management director.

     CODES OF BUSINESS CONDUCT AND ETHICS

     - The Company has adopted a Code of Ethical Conduct for Financial Managers that applies to the Company's Chief Executive Officer, Chief Financial Officer, Controller and other key financial managers.

     - The Company has operated under an omnibus Statement of Business Principles that applies to all directors, officers and employees and includes provisions ranging from restrictions on gifts to conflicts of interests. All employees are required to affirm in writing their acceptance of these principles.

     PERSONAL LOANS TO EXECUTIVE OFFICERS AND DIRECTORS

     - The Company complies with and will operate in a manner consistent with the recently-enacted legislation outlawing extensions of credit in the form of a personal loan to or for its directors or executive officers.

     The Company's Audit Committee Charter and
Compensation/Nominating/Governance Committee Charter are attached to this Proxy Statement as Appendices A and B, respectively. These Charters, along with the Company's Corporate Governance Principles, Audit Committee policy regarding accounting complaints, Code of Ethical Conduct for Financial Managers, Statement of Business Principles, policy for communicating with the Board of Directors and Audit Committee policy regarding the pre-approval of audit and non-audit services may also be accessed on the Company's website at www.tenneco-automotive.com. The contents of the website are not, however, a part of this Proxy Statement.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     GENERAL. The Board of Directors of the Company currently comprises ten members, eight of whom are not officers of the Company (the "Outside Directors") and two of whom are officers of the Company (the "Inside Directors"). As described above, one of the Outside Directors, Sir David Plastow, will be retiring at the Annual Meeting. The Board of Directors believes that the Company's ratio of Outside Directors to Inside Directors represents a commitment to the independence of the Board and a focus on matters of importance to its stockholders.

     The Board of Directors has determined that all eight of the Outside Directors are "independent" as that term is defined under the revised listing standards of the NYSE. As part of its analysis, the Board determined that none of the Outside Directors has a direct or indirect material relationship with the Company. Under written guidelines adopted by the Board, the following commercial or charitable relationships are not considered to be material relationships that would impair a director's independence: (i) the director is an executive officer of another company that (directly or indirectly through its subsidiaries or affiliates) does business with the Company and the annual sales to, or purchases from, the Company are less than 1% of the annual consolidated revenues of both the Company and the other company he or she serves as an executive officer; (ii) the director is an executive officer of another company that (directly or indirectly through its subsidiaries or affiliates) is indebted to the Company, or to which the Company is indebted, and the total amount of either company's consolidated indebtedness to the other is less than 1% of the total consolidated assets of the indebted company; (iii) the director is an executive officer of another company in which the Company owns a common equity interest, and the amount of the Company's interest is less than 5% of the total voting power of the other company; or (iv) the director serves as an officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions to the organization are less than 1% of that organization's total annual charitable receipts. The Outside Directors do not have relationships with the Company that are not within these guidelines.

     During 2003, the Board of Directors held nine meetings. All of the current directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board held and on which the director served during 2003. The Board of Directors is scheduled to meet in executive session, without management, after every Board meeting that the directors attend in person. Mr. Stecko acts as lead outside director to chair these executive sessions and as primary spokesperson in communicating matters arising out of these sessions to Company management.

     All of the directors attended last year's annual meeting of the stockholders. The Board of Directors has a policy that, absent unusual circumstances, all directors attend the Company's annual stockholder meetings.

     The Board of Directors has three standing committees. These committees have the responsibilities and authority described below.

     COMPENSATION/NOMINATING/GOVERNANCE COMMITTEE. The members of the Compensation/Nominating/Governance Committee are Messrs. Plastow, Porter, Stecko and Price, who is the Chairman of the Committee. The
Compensation/Nominating/Governance Committee is comprised solely of Outside Directors who meet the independence standards for compensation and nominating committee members as set forth in the revised NYSE listing standards.

     The Compensation/Nominating/Governance Committee has the responsibility, among other things, to: (1) establish the salary rate of officers and employees of the Company and its subsidiaries; (2) examine periodically the compensation structure of the Company; (3) supervise the welfare and pension plans and compensation plans of the Company; and (4) produce an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with applicable rules and regulations of the SEC. It also has significant corporate governance responsibilities including, among other things, to: (a) review and determine the desirable balance of experience, qualifications and expertise among members of the Board; (b) review possible candidates for membership on the Board and recommend a slate of nominees for election as directors at each annual meeting of stockholders; (c) review the function and composition of the other committees of the Board and recommend membership on these committees; (d) review the qualifications of and recommend candidates for election as officers of the Company; and (e) develop, recommend to the Board of Directors for approval and, as appropriate, recommend to the Board of Directors revisions to Corporate Governance Principles applicable to the Company.

     The Compensation/Nominating/Governance Committee operates pursuant to a written charter, the current version of which was adopted by the Board of Directors in March 2004 as part of its annual review process, a copy of which is included as Appendix B to this Proxy Statement. The Compensation/Nominating/Governance Committee held six meetings during 2003. A report of the Compensation/Nominating/Governance Committee regarding executive compensation appears elsewhere in this Proxy Statement.

     THREE-YEAR INDEPENDENT DIRECTOR EVALUATION ("TIDE") COMMITTEE. The members of the TIDE Committee are Ms. Eickhoff and Messrs. Porter, Price and Stecko, who is the Chairman of the Committee. The TIDE Committee, comprised solely of Outside Directors, has the responsibility, among other things, to review the Company's stockholder rights plan at least every three years and, if it deems it appropriate, recommend that the full Board modify or terminate that plan. The TIDE Committee held no meetings in 2003.

     AUDIT COMMITTEE. The members of the Audit Committee are Ms. Eickhoff and Messrs. Macher, Severance and Cramb, who is the Chairman of the Committee. The Audit Committee is comprised solely of directors who meet all of the independence standards for audit committee membership as set forth in the Sarbanes-Oxley Act of 2002, and the SEC rules adopted thereunder, and the revised NYSE listing standards. The Board of Directors has determined that Mr. Cramb qualifies as an "audit committee financial expert" as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

     Management is responsible for the Company's internal controls over the financial reporting process. The independent public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted audit standards and for issuing a report on its audit. The Audit Committee's duty is to oversee and monitor these activities on behalf of the Board of the Directors. Specifically, the Audit Committee has the responsibility, among other things, to: (1) select and approve the compensation of the Company's independent public accountants;
(2) review and approve the scope of the independent public accountants' audit activity and all non-audit services; (3) review with management and the independent public accountants the adequacy of the Company's basic accounting system and the effectiveness of the Company's internal audit plan and activities; (4) review with management and the independent public accountants the Company's certified financial statements and exercise general oversight over the financial reporting process; (5) review with the Company litigation and other legal matters that may affect the Company's financial condition and monitor compliance with business ethics and other policies; (6) review the independence, qualifications and performance of the Company's independent public accountants; (7) provide an avenue of communication among the independent public accountants, management, the internal auditors and the Board of Directors; and
(8) prepare the audit-related report required by the SEC to be included in the Company's annual proxy statement.

     In fulfilling its responsibilities, the Audit Committee reviewed with management and the independent public accountants (a) significant issues, if any, regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and significant issues, if any, as to the adequacy of the Company's internal controls and any special audit steps adopted in view of material internal control deficiencies; (b) analyses prepared by management and/or the independent public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the financial statements of the Company; and (d) the type and presentation of information to be included in earnings press releases, as well as any financial information and earnings guidance provided to analysts and rating agencies. In addition, the Audit Committee has discussed the Company's major risk exposures and the steps that management has taken to monitor and control such exposures. Management is required to advise the Committee of any instances of fraud relating to employees who have a significant role in the Company's internal controls. The Committee was advised that management was not aware of any such instances of fraud.

     The Audit Committee operates under a written charter, the current version of which was adopted by the Board of Directors in March 2004 as part of its annual review process, a copy of which is included as Appendix A to this Proxy Statement. The Audit Committee held ten meetings in 2003. A report of the Audit Committee appears elsewhere in this Proxy Statement.

     CONSIDERATION OF DIRECTOR NOMINEES. The Compensation/Nomination/Governance Committee regularly assesses the size of the Board of Directors, the need for expertise on the Board of Directors and whether any vacancies are expected on the Board of Directors due to retirement or otherwise. The Committee's process for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms of office are set to expire, the Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any transactions of such directors with the Company during their term. In the event that vacancies are anticipated, or otherwise arise, the Compensation/Nomination/Governance Committee considers various potential candidates for director which may come to its attention through a variety of sources, including current Board members, stockholders or other persons. In addition, from time to time the Committee will retain a professional search firm to assist it in identifying director candidates, for which the firm generally receives a fee. All candidates for director are evaluated at regular or special meetings of the Compensation/Nomination/Governance Committee. In evaluating and determining whether to recommend a person as a candidate for election as a director, the Compensation/Nomination/Governance Committee considers the qualification standards set forth in the Company's Corporate Governance Principles, including: (1) personal and professional ethics, integrity and values; (2) an ability and willingness to undertake the requisite time commitment to Board functions; (3) independence pursuant to the guidelines set forth in the Corporate Governance Principles and applicable rules and regulations; (4) age, which must be less than 72; (5) the potential impact of service on the board of directors of other public companies, including competitors of the Company; and (6) an absence of employment at a competitor of the Company.

     The Compensation/Nominating/Governance Committee will consider director candidates recommended by stockholders provided the procedures set forth below are followed by stockholders in submitting recommendations. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder. A stockholder of the Company may nominate persons for election to the Board of Directors at an annual meeting if the stockholder submits such nomination, together with certain related information required by the Company's By-laws, in writing to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. In the event, however, that the date of the annual meeting is more than thirty days before or more than seventy days after that anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made. Following verification of the stockholder's status, the Compensation/Nomination/Governance Committee will perform an initial analysis of the qualifications of the nominee pursuant to the criteria listed above to determine whether the nominee is qualified for service on the Company's Board of Directors before deciding to undertake a complete evaluation of the nominee. Other than the verification of compliance with the procedures set forth in the Company's By-laws and stockholder status, and the initial analysis performed by the Compensation/Nomination/Governance Committee, a person nominated by a stockholder for election to the Board of Directors is treated like any other potential candidate during the review process by the Compensation/Nomination/Governance Committee.

     COMMUNICATIONS WITH THE DIRECTORS. Anyone who has a concern about the Company's conduct, or about the Company's accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Board of Directors, the Company's lead outside director (Mr. Stecko) or any other non-employee director or the Audit Committee. All such concerns will be forwarded to the appropriate directors for their review, and all concerns related to audit or accounting matters will be forwarded to the Audit Committee. All reported concerns will be simultaneously reviewed and addressed by the Company's Chief Compliance Officer and General Counsel, or his designee (unless he or she is alleged to be involved in the matter at issue). The status of all outstanding concerns addressed to the Board, the non-employee directors or the Audit Committee will be reported to the Board or the Audit Committee (as applicable) on a quarterly basis. The Board or any committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. The Company's corporate policies prohibit retaliatory action against any employee who raises concerns or questions in good faith about these matters.

     Stockholders wishing to communicate with the Board of Directors, any non-employee director or the Audit Committee may do so by writing to the Company's Corporate Secretary at 500 North Field Drive, Lake Forest, Illinois 60045. The Corporate Secretary will forward any communications as directed by the stockholder. The Company maintains a separate, internal system for the receipt of communications from employees.

COMPENSATION OF DIRECTORS

     FEE STRUCTURE. In 2003, each Outside Director was paid an annual retainer fee of $35,000 for service on the Board of Directors. In 2004, the annual retainer fee will increase to $50,000. In general, 100% of the retainer fee is to be paid in the form of common stock equivalents (the "directors' stock equivalents"), as described below. A director may elect, however, to have up to 40%, or $14,000 in 2003 and $20,000 in 2004, of the fee paid in cash. The Outside Directors also receive cash attendance fees, committee chair and membership fees, and reimbursement of their expenses for attending meetings of the Board of Directors and its committees. Outside Directors receive $1,000 for each meeting of the Board of Directors attended. Beginning in 2004, Outside Directors who are members of the Audit Committee and Compensation/Nominating/ Governance Committee will receive $1,000 for each in-person meeting, and $500 for each telephonic meeting, of the respective committee attended. In 2003, each Outside Director who served as a Chairman of the Audit Committee or the Compensation/Nominating/Governance Committee was paid a fee of $7,000 per chairmanship. In 2004, the committee chair fee will increase to $8,000 per chairmanship. Also, beginning in 2004, the lead outside director will be paid a $6,000 retainer fee for serving as the chairman and primary spokesman when the Board of Directors meets in executive session. Outside Directors who serve as members of the Audit Committee or Compensation/Nomination/Governance Committee are paid $4,000 per committee membership. Members of the Three-year Independent Director Evaluation Committee receive $1,000 plus expenses for each meeting of that committee attended.

     COMMON STOCK EQUIVALENTS/OPTIONS. As described above, all or a portion of an Outside Director's retainer fee is generally paid in common stock equivalent units. These directors' stock equivalents are payable in cash or, at the Company's option, shares of common stock after an Outside Director ceases to serve as a director. Final distribution of these amounts may be made either in a lump sum or in installments over a period of years. The directors' stock equivalents are issued at 100% of the fair market value on the date of the grant.

     In addition, each Outside Director generally receives an annual grant of an option to purchase up to 5,000 shares of common stock. Directors' options: (a) are granted with per share exercise prices equal to 100% of the fair market value of a share of common stock on the day the option is granted; (b) have terms of ten years; and (c) generally, will fully vest six months from the grant date. Once vested, the directors' options will be exercisable at any time during the option term.

     DEFERRED COMPENSATION PLAN. The Company has a voluntary deferred compensation plan for Outside Directors. Under the plan, an Outside Director may elect, prior to commencement of the next calendar year, to have some or all of the cash portion, that is, up to 40%, or $14,000 for 2003 and $20,000 for 2004, of his or her retainer fee and some or all of his or her meeting fees credited to a deferred compensation account. The plan provides these directors with various investment options. The investment options include stock equivalent units of the Company's common stock, which may be paid out in either cash or, at the Company's option, shares of common stock.

     RESTRICTED STOCK. In partial satisfaction of residual obligations under the discontinued retirement plan for directors, Ms. Eickhoff receives an annual grant of $15,400 in value of restricted shares of the Company's common stock. The restricted shares may not be sold, transferred, assigned, pledged or otherwise encumbered and are subject to forfeiture if the director ceases to serve on the Board prior to the expiration of the restricted period. This restricted period ends upon Ms. Eickhoff's normal retirement from the Board, unless she is disabled or dies, or the Compensation/Nominating/Governance Committee of the Board, at its discretion, determines otherwise. During the restricted period, Ms. Eickhoff will be entitled to vote the shares and receive dividends.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Prior to August 12, 2003, Mr. Frissora was indebted to the Company for amounts incurred in connection with his 1999 relocation from Ohio to the Company's headquarters in Lake Forest, Illinois. This loan was made prior to the adoption of the prohibition on loans to directors and executive officers included in the Sarbanes-Oxley Act of 2002. The terms of the loan provided for no interest and that principal was only payable in full upon termination of his employment prior to August 2003, except for a termination without cause or following a change in control. In accordance with the terms of the loan, the aggregate outstanding balance ($400,000) was forgiven on August 12, 2003 based on Mr. Frissora's continued employment at that time. This amount was included in Mr. Frissora's taxable compensation for 2003.

                           OWNERSHIP OF COMMON STOCK

MANAGEMENT

     The following table shows, as of March 19, 2004, the number of shares of the Company's common stock, par value $.01 per share (the only class of voting securities outstanding), beneficially owned by: (1) each director and nominee for director; (2) each person who is named in the Summary Compensation Table, below; and (3) all directors and executive officers as a group.

                                                                 SHARES OF
                                                                COMMON STOCK
                                                                (1)(2)(3)(4)
                                                                ------------
DIRECTORS
---------
Charles W. Cramb............................................              --
Timothy R. Donovan..........................................         271,043
M. Kathryn Eickhoff.........................................          46,188
Mark P. Frissora............................................         863,630
Frank E. Macher.............................................          24,386
Sir David Plastow...........................................          32,306
Roger B. Porter.............................................          30,117
David B. Price, Jr..........................................          57,406
Dennis G. Severance.........................................          26,386
Paul T. Stecko..............................................          32,538

NAMED EXECUTIVE OFFICERS
------------------------
Hari N. Nair................................................         250,337
Richard P. Schneider........................................         205,212
Brent J. Bauer..............................................         123,569
All executive officers and directors as a group (18
  individuals)..............................................       2,354,325(5)

---------------

(1) Each director and executive officer has sole voting and investment power over the shares beneficially owned (or has the right to acquire shares as described in note (2) below) as set forth in this column, except for restricted shares.

(2) Includes restricted shares. At March 19, 2004, Ms. Eickhoff and Messrs. Donovan, Frissora, Nair, Schneider and Bauer held 16,436, 28,000, 100,000, 28,000, 17,500 and 17,500 restricted shares, respectively. Also includes shares that are subject to options that are exercisable within 60 days of March 19, 2004 for Ms. Eickhoff and Messrs. Cramb, Donovan, Frissora, Macher, Plastow, Porter, Price, Severance, Stecko, Nair, Schneider and Bauer to purchase 25,000, 0, 198,334, 666,666, 22,500, 28,764, 26,882, 25,000,
    22,500, 25,000, 186,669, 140,000 and 90,834 shares, respectively.

                                            (Notes continued on following page.)

(3) Mr. Frissora beneficially owns approximately 2.0% of the outstanding common stock. Each of the other individuals listed in the table owns less than 1% of the outstanding shares of the Company's common stock, respectively, except for all directors and executive officers as a group, who beneficially own approximately 5.4% of the outstanding common stock.

(4) For Outside Directors, does not include common stock equivalents received in payment of director fees. These common stock equivalents are payable in cash or, at the Company's option, shares of common stock after an Outside Director ceases to serve as a director. At March 19, 2004, the total number of common stock equivalents held by Ms. Eickhoff and Messrs. Cramb, Macher, Plastow, Porter, Price, Severance and Stecko was 20,941, 13,969, 25,647, 31,875, 57,453, 38,739, 41,504 and 38,739, respectively.

(5) Includes 1,723,853 shares that are subject to options that are exercisable within 60 days of March 19, 2004 by all executive officers and directors as a group. Includes 274,019 restricted shares.

CERTAIN OTHER STOCKHOLDERS

     The following table sets forth, as of March 19, 2004, certain information regarding the persons known by the Company to be the beneficial owner of more than 5% of the Company's outstanding common stock (the only class of voting securities outstanding).

                                                    SHARES OF
NAME AND ADDRESS                                   COMMON STOCK    PERCENT OF COMMON
OF BENEFICIAL OWNER(1)                               OWNED(1)      STOCK OUTSTANDING
----------------------                             ------------    -----------------
Dimensional Fund Advisors, Inc. .................   2,499,200(2)            5.97%(2)
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
Barclays Global Investors, NA and related
  entities.......................................   2,343,156(3)            5.60%(3)
  c/o Barclays Global Investors, NA
  45 Fremont Street
  San Francisco, California 94105

---------------

(1) This information is based on information contained in filings made with the SEC regarding the ownership of the Company's common stock.

(2) Dimensional Fund Advisors, Inc. ("Dimensional") has indicated that it has sole voting and dispositive power over 2,499,200 shares. Dimensional has also advised the Company that it is a registered investment advisor and these shares are held on behalf of various advisory clients.

(3) Barclays Global Investors, NA and various related entities (collectively, "Barclays") have indicated that they have sole voting and dispositive power over 2,249,570 shares in the aggregate. Barclays has also advised the Company that all shares reflected above are held in trust accounts on behalf of the beneficiaries of those accounts.

                             EXECUTIVE COMPENSATION

     The following table shows the compensation paid by the Company, for the periods indicated, to: (1) the Company's Chief Executive Officer; and (2) each of the next four most highly compensated executive officers, other than the Chief Executive Officer (collectively, the "Named Executives"). The table shows amounts paid to the Named Executives for all services provided to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                             --------------------------------   ------------------------------------
                                                                                        AWARDS             PAYOUTS
                                                                      OTHER     -----------------------   ----------
                                                                     ANNUAL     RESTRICTED   SECURITIES                ALL OTHER
                                                                     COMPEN-      STOCK      UNDERLYING      LTIP       COMPEN-
NAME AND PRINCIPAL POSITION                  SALARY(1)   BONUS(2)   SATION(3)   AWARDS(4)     OPTIONS     PAYOUTS(5)   SATION(6)
---------------------------                  ---------   --------   ---------   ----------   ----------   ----------   ---------
Mark P. Frissora....................  2003   $753,117    $777,750   $ 91,173     $94,250      125,000    $2,427,750    $408,893
 Chairman, Chief Executive            2002   $752,483    $762,500   $179,320     $    --           --    $  771,289    $  8,349
 Officer and President                2001   $682,096    $610,000   $ 51,205     $    --      250,000    $  417,690    $  9,440

Timothy R. Donovan(7)...............  2003   $408,414    $348,075   $    364     $37,700       55,000    $  874,605    $  7,579
 Executive Vice President,            2002   $408,914    $341,250   $  1,127     $    --           --    $  283,294    $  7,079
 General Counsel and Managing         2001   $401,624    $203,197   $     --     $    --      135,000    $   85,537    $  9,752
 Director -- International

Hari N. Nair........................  2003   $342,920    $348,075   $192,263     $37,700       55,000    $  874,605    $  7,331
 Executive Vice President and         2002   $343,419    $341,250   $385,446     $    --           --    $  274,836    $  6,810
 Managing Director -- Europe          2001   $316,736    $216,750   $     --     $    --      175,000    $  113,984    $  9,286

Richard P. Schneider................  2003   $358,545    $205,275   $     --     $20,735       30,000    $  482,022    $  8,394
 Senior Vice President --             2002   $359,545    $201,250   $    788     $    --           --    $  199,701    $  6,886
 Global Administration                2001   $355,674    $161,000   $     --     $    --       60,000    $   74,371    $  9,636

Brent J. Bauer......................  2003   $290,009    $205,275   $     76     $20,735       30,000    $  482,022    $  7,127
 Senior Vice President and            2002   $290,510    $201,250   $ 90,085     $    --           --    $  142,203    $  5,500
 General Manager -- North             2001   $283,548    $138,833   $288,339     $    --       86,250    $   80,185    $  7,875
 American Original Equipment
 Emissions Control

---------------
(1) Includes base salary plus amounts paid in lieu of matching contributions to the Company's 401(k) plans.

(2) Represents amounts paid under the Tenneco Automotive Value Added Incentive Compensation Plan to each Named Executive. Of the payments reflected above, $18,300 for Mr. Frissora, $8,190 for Mr. Donovan, $8,190 for Mr. Nair, $4,830 for Mr. Schneider and $4,830 for Mr. Bauer represents payment of amounts held in the individual's bonus bank after giving effect to 2002 payments. After giving effect to the 2003 payments reflected above, $228,750, $102,375, $102,375, $60,375 and $60,375 remained credited to the bonus bank of Messrs. Frissora, Donovan, Nair, Schneider and Bauer, respectively.

                                            (Notes continued on following page.)

(3) Includes amounts attributable to: (a) the value of personal benefits provided by the Company to Named Executives, which have an aggregate value in excess of $50,000 for the year, such as perquisite allowances and relocation expenses; (b) reimbursement for taxes; and (c) amounts paid as dividend equivalents on performance share equivalent units ("Dividend Equivalents"). The amount of each personal benefit that exceeds 25% of the estimated value of the total personal benefits reported for the Named Executive, reimbursement for taxes and amounts paid as Dividend Equivalents to the Named Executives were as follows:

NAME                      YEAR                         EXPLANATION
----                      ----                         -----------
Mr. Frissora............  2003   $40,000 perquisite allowance; and $37,334 for
                                 reimbursement of taxes.
                          2002   $60,000 for club fees; $40,000 perquisite allowance; and
                                 $41,199 for reimbursement of taxes.
                          2001   $40,000 perquisite allowance.
Mr. Donovan.............  2003   $364 for reimbursement of taxes.
                          2002   $1,127 for reimbursement of taxes.
Mr. Nair................  2003   $167,915 for reimbursements and costs related to
                                 expatriate assignment; and $6,790 for reimbursement of
                                 taxes.
                          2002   $358,891 for reimbursements and costs related to
                                 expatriate assignment; and $6,856 for reimbursement of
                                 taxes.
Mr. Schneider...........  2002   $788 for reimbursement of taxes.
Mr. Bauer...............  2003   $76 for reimbursement of taxes.
                          2002   $54,156 for reimbursements and costs related to
                                 expatriate assignment; and $4,160 for reimbursement of
                                 taxes.
                          2001   $283,389 for reimbursements and costs related to
                                 expatriate assignment.

(4) Amounts for 2003 represent the dollar value of the restricted shares granted on January 21, 2003 to each of the Named Executives, based upon the closing price of the Company's common stock on the NYSE on January 21, 2003, of $3.77 per share. At December 31, 2003, the total number of restricted shares held by Messrs. Frissora, Donovan, Nair, Schneider and Bauer was 25,000, 10,000, 10,000, 5,500 and 5,500, respectively. The dollar value of these restricted shares on that date was $167,250, $66,900, $66,900, $36,795 and $36,795, respectively, based upon the closing price of the Company's common stock on the NYSE on December 31, 2003, of $6.69 per share. Holders of restricted shares are entitled to receive dividends if the Company were to declare and pay such dividends.

(5) Represents cash settlement of stock equivalent units granted to the Named Executives as described under "-- Long-Term Incentive Plans -- Awards for 2003" and "Tenneco Automotive Inc. Compensation/Nominating/Governance Committee Report on Executive Compensation." Cash settlement equals the number of units earned based on the achievement of performance measures multiplied by the Company's average common stock price for the ten trading days immediately following the Company's public announcement of its results of operations for the award year.

(6) Includes amounts attributable during 2003 as follows:

    (a) The dollar values paid by the Company for insurance premiums under the group life insurance plan for Messrs. Frissora, Donovan, Nair, Schneider and Bauer were $2,893, $1,579, $1,331, $1,394 and $1,127, respectively.

    (b) For 2003, the amounts contributed pursuant to the Company's 401(k) plans for the accounts of Messrs. Frissora, Donovan, Nair and Bauer were $6,000 each and for the account of Mr. Schneider was $7,000.

    (c) Includes for Mr. Frissora $400,000 for the forgiveness of a relocation loan. The loan was made in 1999 in connection with Mr. Frissora's relocation from Ohio to the Company's headquarters in Lake Forest, Illinois, and was forgiven in August 2003 in accordance with its original terms based on Mr. Frissora's continued employment through that date.

(7) In May 2001, Mr. Donovan assumed the additional responsibilities of Managing Director-International (while retaining his duties as General Counsel).

OPTIONS GRANTED IN 2003

     The following table shows the number of options to purchase the Company's common stock granted during 2003 to the persons named in the Summary Compensation Table above.

                                          PERCENT OF
                                         TOTAL OPTIONS
                          SHARES OF       GRANTED TO
                        COMMON STOCK     THE COMPANY'S                                GRANT DATE
                         UNDERLYING        EMPLOYEES     EXERCISE                      PRESENT
                       OPTIONS GRANTED      IN 2003      PRICE(1)   EXPIRATION DATE    VALUE(2)
                       ---------------   -------------   --------   ---------------   ----------
Mr. Frissora.........      125,000            8.5%        $3.77        1/21/2013       $273,750
Mr. Donovan..........       55,000            3.7%        $3.77        1/21/2013       $120,450
Mr. Nair.............       55,000            3.7%        $3.77        1/21/2013       $120,450
Mr. Schneider........       30,000            2.0%        $3.77        1/21/2013       $ 60,900
Mr. Bauer............       30,000            2.0%        $3.77        1/21/2013       $ 60,900

---------------

(1) All options were granted with exercise prices equal to 100 percent of the fair market value of a share of the Company's common stock on the date of grant. All options vest one-third on each of the first, second and third anniversaries of the grant date.

(2) The Black-Scholes valuation was performed using the following assumptions:
    40.39% volatility, risk free interest rate of 4.01%, 0% expected dividend rate and ten-year option life.

2003 YEAR-END OPTION VALUES

     The following table shows the number of options to purchase the Company's common stock and the value of unexercised in-the-money options held at December 31, 2003 by the persons named in the Summary Compensation Table above. No options to purchase the Company's common stock were exercised by these individuals in 2003.

                                     NUMBER OF
                               SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                      HELD AT                       HELD AT
                                 DECEMBER 31, 2003           DECEMBER 31, 2003(1)
                            ---------------------------   ---------------------------
                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                            -----------   -------------   -----------   -------------
Mr. Frissora..............    541,667        208,333       $853,335       $791,665
Mr. Donovan...............    180,001         99,999       $451,972       $386,578
Mr. Nair..................    161,668        113,332       $521,739       $421,461
Mr. Schneider.............    130,000         50,000       $204,800       $190,000
Mr. Bauer.................     72,501         58,749       $259,313       $217,250

---------------

(1) Based on the closing sale price of a share of common stock on the New York Stock Exchange on December 31, 2003.

LONG-TERM INCENTIVE PLANS -- AWARDS FOR 2003

     The following table shows information concerning certain performance-based awards made for 2003 to the persons named in the Summary Compensation Table above.

                         NUMBER OF      PERFORMANCE OR       ESTIMATED FUTURE PAYOUTS UNDER
                       SHARES, UNITS     OTHER PERIOD          NON-STOCK PRICE-BASED PLANS
                         OR OTHER      UNTIL MATURATION   -------------------------------------
NAME                     RIGHTS(1)        OR PAYOUT       THRESHOLD(2)   TARGET(2)   MAXIMUM(2)
----                   -------------   ----------------   ------------   ---------   ----------
Mr. Frissora.........     150,000            (1)              25%          100%         150%
Mr. Donovan..........      54,038            (1)              25%          100%         150%
Mr. Nair.............      54,038            (1)              25%          100%         150%
Mr. Schneider........      29,782            (1)              25%          100%         150%
Mr. Bauer............      29,782            (1)              25%          100%         150%

---------------

(1) Represents award of stock equivalent units made at the beginning of 2003 and which vested at the end of 2003 based on continued employment and the achievement of performance goals for the year ended December 31, 2003. Stock equivalent units are payable in cash in an amount equal to the number of units earned times the value per share of the Company's common stock at the time of payment (as determined in accordance with the terms of the grant). The payout of stock equivalent units reflected above was based on Economic Value Added (EVA(R), a registered trademark of Stern Stewart & Co.) improvement against the prior year. EVA is generally defined as operating profit minus the annual cost of capital. The number of stock equivalent units listed in this column represents the target number of units that may be earned under the award. Prior to 2003, the Company's stock equivalent units, in general, have covered a three-year performance period, with partial settlement at the end of each year based on EVA performance. The performance period for the prior three-year grants ended December 31, 2002. The Compensation/ Nominating/Governance Committee granted the one-year awards reflected above for 2003 only and, beginning in 2004, the Committee intends for the Company's stock equivalent unit program to again generally cover three-year performance periods.

(2) Represents the percentage of the units reflected in the first column of this table that may be earned based on the achievement of the performance goals at the threshold, target and maximum levels.

PENSION PLAN TABLE

     The following table shows the aggregate estimated total annual benefits payable upon normal retirement pursuant to the Tenneco Retirement Plan, the Tenneco Automotive Inc. Supplemental Executive Retirement Plan and the Tenneco Automotive Retirement Plan for Salaried Employees to persons in specified remuneration and years of credited participation classifications. In connection with the Spin-Off, Pactiv Corporation became the sponsor of the Tenneco Retirement Plan. The Company adopted a salaried defined benefit pension plan patterned after the Tenneco Retirement Plan. The plan counts service prior to the Spin-Off for all purposes, including benefit accrual, but there will be an offset for benefits accrued under the Tenneco Retirement Plan. Therefore, as to the Company's continuing employees, the benefits described in the table will be provided by a combination of payments from the Tenneco Retirement Plan and the new plan. The Company also maintains a key executive pension plan covering executive officers, which will provide benefits, commencing at age 55, of 4% of compensation (salary and bonus) per year of service up to a maximum of 50%, reduced by payments under all other company sponsored qualified and nonqualified defined benefit pension plans.

                                                 YEARS OF CREDITED PARTICIPATION
   ANNUAL      ---------------------------------------------------------------------------------------------------
REMUNERATION        5            10            15            20            25             30              35
------------        -            --            --            --            --             --              --
 $  250,000    $ 19,642.86   $ 39,285.71   $ 58,928.57   $ 78,571.43   $ 98,214.29   $  117,857.14   $  137,500.00
 $  300,000    $ 23,571.43   $ 47,142.86   $ 70,714.29   $ 94,285.71   $117,857.14   $  141,428.57   $  165,000.00
 $  350,000    $ 27,500.00   $ 55,000.00   $ 82,500.00   $110,000.00   $137,500.00   $  165,000.00   $  192,500.00
 $  400,000    $ 31,428.57   $ 62,857.14   $ 94,285.71   $125,714.29   $157,142.86   $  188,571.43   $  220,000.00
 $  450,000    $ 35,357.14   $ 70,714.29   $106,071.43   $141,428.57   $176,785.71   $  212,142.86   $  247,500.00
 $  500,000    $ 39,285.71   $ 78,571.43   $117,857.14   $157,142.86   $196,428.57   $  235,714.29   $  275,000.00
 $  550,000    $ 43,214.29   $ 86,428.57   $129,642.86   $172,857.14   $216,071.43   $  259,285.71   $  302,500.00
 $  600,000    $ 47,142.86   $ 94,285.71   $141,428.57   $188,571.43   $235,714.29   $  282,857.14   $  330,000.00
 $  650,000    $ 51,071.43   $102,142.86   $153,214.29   $204,285.71   $255,357.14   $  306,428.57   $  357,500.00

                                                 YEARS OF CREDITED PARTICIPATION
   ANNUAL      ---------------------------------------------------------------------------------------------------
REMUNERATION        5            10            15            20            25             30              35
------------        -            --            --            --            --             --              --
 $  700,000    $ 55,000.00   $110,000.00   $165,000.00   $220,000.00   $275,000.00   $  330,000.00   $  385,000.00
 $  750,000    $ 58,928.57   $117,857.14   $176,785.71   $235,714.29   $294,642.86   $  353,571.43   $  412,500.00
 $  800,000    $ 62,857.14   $125,714.29   $188,571.43   $251,428.57   $314,285.71   $  377,142.86   $  440,000.00
 $  850,000    $ 66,785.71   $133,571.43   $200,357.14   $267,142.86   $333,928.57   $  400,714.29   $  467,500.00
 $  900,000    $ 70,714.29   $141,428.57   $212,142.86   $282,857.14   $353,571.43   $  424,285.71   $  495,000.00
 $  950,000    $ 74,642.86   $149,285.71   $223,928.57   $298,571.43   $373,214.29   $  447,857.14   $  522,500.00
 $1,000,000    $ 78,571.43   $157,142.86   $235,714.29   $314,285.71   $392,857.14   $  471,428.57   $  550,000.00
 $1,050,000    $ 82,500.00   $165,000.00   $247,500.00   $330,000.00   $412,500.00   $  495,000.00   $  577,500.00
 $1,100,000    $ 86,428.57   $172,857.14   $259,285.71   $345,714.29   $432,142.86   $  518,571.43   $  605,000.00
 $1,150,000    $ 90,357.14   $180,714.29   $271,071.43   $361,428.57   $451,785.71   $  542,142.86   $  632,500.00
 $1,200,000    $ 94,285.71   $188,571.43   $282,857.14   $377,142.86   $471,428.57   $  565,714.29   $  660,000.00
 $1,250,000    $ 98,214.29   $196,428.57   $294,642.86   $392,857.14   $491,071.43   $  589,285.71   $  687,500.00
 $1,300,000    $102,142.86   $204,285.71   $306,428.57   $408,571.43   $510,714.29   $  612,857.14   $  715,000.00
 $1,350,000    $106,071.43   $212,142.86   $318,214.29   $424,285.71   $530,357.14   $  636,428.57   $  742,500.00
 $1,400,000    $110,000.00   $220,000.00   $330,000.00   $440,000.00   $550,000.00   $  660,000.00   $  770,000.00
 $1,450,000    $113,928.57   $227,857.14   $341,785.71   $455,714.29   $569,642.86   $  683,571.43   $  797,500.00
 $1,500,000    $117,857.14   $235,714.29   $353,571.43   $471,428.57   $589,285.71   $  707,142.86   $  825,000.00
 $1,550,000    $121,785.71   $243,571.43   $365,357.14   $487,142.86   $608,928.57   $  730,714.29   $  852,500.00
 $1,600,000    $125,714.29   $251,428.57   $377,142.86   $502,857.14   $628,571.43   $  754,285.71   $  880,000.00
 $1,650,000    $129,642.86   $259,285.71   $388,928.57   $518,571.43   $648,214.29   $  777,857.14   $  907,500.00
 $1,700,000    $133,571.43   $267,142.86   $400,714.29   $534,285.71   $667,857.14   $  801,428.57   $  935,000.00
 $1,750,000    $137,500.00   $275,000.00   $412,500.00   $550,000.00   $687,500.00   $  825,000.00   $  962,500.00
 $1,800,000    $141,428.57   $282,857.14   $424,285.71   $565,714.29   $707,142.86   $  848,571.43   $  990,000.00
 $1,850,000    $145,357.14   $290,714.29   $436,071.43   $581,428.57   $726,785.71   $  872,142.86   $1,017,500.00
 $1,900,000    $149,285.71   $298,571.43   $447,857.14   $597,142.86   $746,428.57   $  895,714.29   $1,045,000.00
 $1,950,000    $153,214.29   $306,428.57   $459,642.86   $612,857.14   $766,071.43   $  919,285.71   $1,072,500.00
 $2,000,000    $157,142.86   $314,285.71   $471,428.57   $628,571.43   $785,714.29   $  942,857.14   $1,100,000.00
 $2,050,000    $161,071.43   $322,142.86   $483,214.29   $644,285.71   $805,357.14   $  966,428.57   $1,127,500.00
 $2,100,000    $165,000.00   $330,000.00   $495,000.00   $660,000.00   $825,000.00   $  990,000.00   $1,155,000.00
 $2,150,000    $168,928.57   $337,857.14   $506,785.71   $675,714.29   $844,642.86   $1,013,571.43   $1,182,500.00
 $2,200,000    $172,857.14   $345,714.29   $518,571.43   $691,428.57   $864,285.71   $1,037,142.86   $1,210,000.00

---------------

NOTES:

1. The benefits shown above are computed as a straight life annuity and are based on years of credited participation and the employee's average compensation, which is comprised of salary and bonus. These benefits are not subject to any deduction for Social Security or other offset amounts. As of December 31, 2003, the credited participation for Messrs. Frissora,

   Donovan, Nair, Schneider and Bauer was 6 years/9 months, 3 years/5 months, 15 years/ 9 months, 8 years/5 months and 6 years/4 months, respectively. See the Summary Compensation Table above for salary and bonus information for these individuals.

2. If Mr. Frissora completes 10 years of service in the period commencing January 1, 1999, he will be entitled to benefits commencing at age 55 of at least 40% of his average salary plus bonus determined over a three-year period.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company maintains a key executive change-in-control severance benefit plan. The purpose of the plan is to enable the Company to continue to attract, retain and motivate highly qualified employees by eliminating, to the maximum practicable extent, any concern on the part of such employees that their job security or benefit entitlements will be jeopardized by a "change-in-control" of the Company, as that term is defined in the plan. The plan is designed to achieve this purpose through the provision of severance benefits for key employees and officers whose positions are terminated following a change-in-control as provided in the plan. Under the plan, a severed executive would receive a cash payment equal to three or two times, depending on his grouping under the plan, (1) his or her base salary plus, (2) the higher of (a) his or her average bonuses for the prior three years (or such shorter period as the executive had been employed by the Company) and (b) his or her targeted annual bonus in effect immediately prior to the change in control. The Company expects that Messrs. Frissora, Donovan, Nair, Schneider and Bauer would have become entitled to receive payments from the Company in the amount of $4,340,250, $2,087,947, $1,912,575, $1,621,983 and $932,822, respectively, had their positions been terminated on December 31, 2003 following a change-in-control. In addition, restricted shares held in the name of those individuals under restricted stock plans would have automatically reverted to the Company, and the Company would have been obliged to pay those individuals the fair market value of those restricted shares. Their stock equivalent units would also have been fully vested and paid and their stock options would have been fully vested.

     Each of the Named Executives, other than Mr. Bauer, is a party to an agreement with the Company which sets forth certain terms and conditions of his employment with the Company. Each of the employment agreements provides that, under the Company's change-in-control severance benefit plan, the relevant Named Executive's cash payment in connection with a change-in-control termination will equal three times the total of his then current base salary plus the higher of
(i) his highest annual target bonus over the prior three years and (ii) his average bonuses for the prior three years (or if shorter, his period of service to the Company). Each of the employment agreements also provides that, other than in connection with a change-in-control, if the relevant Named Executive's employment is terminated by the Company other than for death, disability or nonperformance of duties, he will be paid two times the total of his then current salary and bonus for the immediately preceding year, all outstanding stock-based awards would be vested, subject to Board approval, and his stock options would remain exercisable for at least 90 days. Pursuant to the terms of their employment agreements, certain of the Named Executives are guaranteed a minimum annual base salary/minimum annual target bonus as follows: Mr. Frissora, $640,000/$590,000; Mr. Donovan, $301,600/$155,000; Mr. Nair, $305,000/$273,000;
and Mr. Schneider, $327,600/$155,000.

           TENNECO AUTOMOTIVE INC. COMPENSATION/NOMINATING/GOVERNANCE
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The executive compensation philosophy, policies, plans and programs of the Company are under the supervision of the Compensation/Nominating/Governance Committee (the "Committee"), which is composed of the directors named below, all of whom are independent for purposes of the rules of the NYSE. The Committee operates under a written charter which is attached to this Proxy Statement as Appendix B. The Committee has furnished the following report on executive compensation:

COMPENSATION PHILOSOPHY

     The basic philosophy underlying the Company's executive compensation policies, plans and programs is that executive and stockholder financial interests should be aligned as closely as possible, and the compensation package should be based on delivering pay in line with performance.

     Accordingly, the executive compensation program for the Company's Chief Executive Officer ("CEO") and the other Named Executives, as well as other executives of the Company, has been structured to:

     -- Reinforce a results-oriented management culture with executive pay that varies according to overall corporate and individual performance against operational and organizational goals.

     -- Focus executives on annual and long-term business results with the overarching goal of enhancing stockholder value.

     -- Align the interests of the Company's executives and stockholders through equity-based compensation awards.

     -- Provide executive compensation packages that attract, retain, and motivate executives of the highest qualifications and ability.

     Based on these objectives, the executive compensation program has been designed to promote appropriate levels of compensation derived from several sources: salaries; annual cash incentive awards; stock ownership opportunities; and other benefits typically offered to executives by major corporations.

     The Company's policy is to provide total compensation to its executives based on performance that is competitive and at market levels, for comparable companies, when financial and qualitative targets are met. In determining competitive compensation for each of the components of executive compensation described below, the Committee engages a nationally recognized, independent compensation consulting firm which reports directly to the Committee.

     In making its determinations, the Committee generally reviews data regarding compensation practices at other companies that it determines to be relevant to compensation matters affecting the Company. Historically, this information has included data regarding companies believed to be comparable to the Company in terms of industry (i.e., automotive parts manufacturing), total revenues, number of employees, capitalization or other factors. This year, the Committee examined specific data regarding a comparison group comprised of 23 manufacturing and service companies -- including many automotive parts manufacturers -- selected based on their similarity to the Company in terms of size of revenues, total debt and market capitalization. The specific comparison group was selected based on survey data regarding over 350 companies reviewed and reported to the Committee by the independent compensation consulting firm. The companies selected for compensation survey purposes are not identical to the automotive industry peer group shown in the stock Performance Graph appearing elsewhere in this Proxy Statement. The Committee does not limit its review for compensation purposes to the automotive peer group companies because it believes that individual employment determinations are often driven by factors beyond those that are solely industry-specific.

     Salary levels are structured based upon reputable survey data for the comparable companies. The Company's compensation plans provide that as an executive's level of responsibility increases, (i) a greater portion of his/her potential total compensation is based on performance (both individual and corporate), and a lesser portion is comprised of salary, causing greater potential variability in the individual's total compensation from year-to-year, and (ii) the mix of compensation for that executive shifts to a greater portion being derived from compensation plans where the executive's compensation level varies in accordance with the market price of the Company's common stock.

     In designing and administering the components of the executive compensation program, the Committee strives to balance short- and long-term incentive objectives and to employ prudent judgment when establishing performance criteria, evaluating performance and determining actual incentive payments.

     Total executive compensation has two major components: (1) annual cash compensation comprised of salary and bonus; and (2) long-term and stock-based incentives comprised of some combination of stock options, performance-based shares or share equivalents and restricted stock. The following is a description of each of the components of the executive compensation program, along with a discussion of the decisions of and action taken by the Committee with regard to 2003 compensation. There also follows a discussion regarding CEO compensation.

SALARY AND BONUS COMPENSATION

     An executive's annual cash compensation consists primarily of a base salary plus amounts paid in lieu of Company matching contributions to the Company's 401(k) plans (when Internal Revenue Service maximums are reached) and bonuses under the Company's executive incentive compensation plan, the Tenneco Automotive Value Added Incentive Compensation Plan ("TAVA Plan"). Each year, the Committee reviews with the CEO and the senior human resources executive of the Company an annual salary and bonus target plan for the Company's executives and other key management personnel (excluding the CEO), following which the Committee approves that plan with changes that the Committee deems appropriate. The salary and bonus target plan that is developed is based on competitive market data and on assessments of past and anticipated future performance. The Committee employs competitive market data for directional and guideline purposes in combination with corporate, divisional and individual performance results. The Committee also reviews (with the assistance of the senior human resources executive and the nationally recognized, independent compensation consultant engaged by the Committee) and sets the salary and bonus target of the CEO based on similar information and criteria and the Committee's assessment of his past performance with the Company and its expectations as to his future contribution in leading the Company. For 2003, the Committee, at management's recommendation, established a policy that there would be no increases in 2003 executive salaries over 2002 based on the perceived challenges facing the Company in 2003. The 2002 salary levels established for the Company's executives had been designed to be, in general, in the 50th percentile range when compared to the salaries set by the companies in the compensation surveys reviewed by the Committee as described above and remained in that 50th percentile range after applying the Committee's policy of no increases for 2003. The target bonus levels established for the Company's executives for 2003 were also designed to be, in general, in the 50th percentile range when compared to target bonus levels set by the companies in the compensation surveys reviewed by the Committee.

     Annual performance goals are established under the TAVA Plan at the beginning of each year for purposes of determining incentive awards for that year. The performance goals are generally developed, initially, by an independent consulting firm with expertise in incentive programs. The firm's recommended performance goals, after being reviewed by senior management, are reviewed and approved by the Committee, with such changes as the Committee determines appropriate. At the conclusion of each year, the Committee approves incentive award payments to executives based on the degree of achievement of the goals established at the beginning of that year and on judgments of individual performance as follows: (i) 75% of an individual's bonus is tied to the Company's achievement of EVA(R)(1) objectives, and (ii) 25% of an individual's bonus is based on judgmental considerations.

     The portion of an individual's bonus under the TAVA Plan that is tied to EVA performance is calculated as follows: Each year, the individual's reserve account under the TAVA Plan -- also known as the "bonus bank" -- is credited with a bonus accrual (the "EVA-based bonus") equal to 75% of his or her total bonus target (the "EVA-based target") multiplied by a Company performance factor that is based upon the amount of improvement or deterioration in EVA. If the annual EVA improvement is in excess of the targeted EVA improvement, the Company performance factor will be a positive number in excess of one. If the annual EVA improvement is less than the targeted EVA improvement, the Company performance factor will be a number that is less than one or even less than zero. Because of this, the EVA-based bonus for any year may be a positive or negative number. For any year, an individual's payout is equal to the sum of: (i) his or her EVA-based bonus for that year, if positive (but not exceeding 120% of his or her EVA-based target), plus (ii) one-third of the individual's remaining bonus bank as of the end of that year, if any. The value of an individual's bonus bank reserve account may be positive or negative. The bonus bank functions to ensure that any extraordinary EVA improvements are sustained before extraordinary bonus awards are paid out. In addition, negative bonus bank balances are carried forward to offset future bonuses to enhance accountability for sustained positive performance over the long-term. Except for certain circumstances, such as disability, any bonus bank is forfeited when an individual terminates employment with the Company.

     The portion of an individual's bonus that is discretionary under the TAVA Plan (25%) is determined by the Committee based on factors which take into account the relative performance of the Company versus its peers in key areas such as improvements in working capital and SGA&E (selling, general and administrative expenses) as a percentage of sales, technology leadership, improvements in EBITDA (earnings before interest, income taxes, depreciation and amortization) margins, performance of the Company's stock, management retention goals, overall market and industry conditions, the degree of difficulty in meeting targets, contribution to overall corporate performance, including efforts to deleverage the Company's balance sheet, environmental and safety performance, quality initiatives and equal employment and diversity performance.

     For 2003, payouts under the TAVA Plan were, on average, made at 127.5% of the aggregate targeted bonus amount for each executive. As described above, the Company's performance

---------------
(1) EVA is after-tax operating profit minus the annual cost of capital. EVA is a registered trademark of Stern Stewart & Co.

against its EVA objectives accounted for 75% of each executive's bonus. The Company achieved performance goals commensurate with 191% payout of this portion of executives' bonuses based on its 2003 EVA objectives. Based on this performance level, under the TAVA Plan, only 120% of the executives' 2003 EVA-based target bonuses were eligible for payout for 2003. An amount equal to 71% (191%-120%) of the executives' 2003 EVA-based target bonuses was credited to the bonus bank, with 1/3 of each executive's aggregate remaining bonus bank (after giving effect to the 120% payout) eligible for payout for 2003. Payout of the remaining 25% of each executive's bonus amount is discretionary and was established by the Committee based on the various subjective factors described above. Weighing these factors, the Committee determined that the 25% discretionary portion of each executive's bonus would be paid, on average, at 75% of the targeted bonus amount. After giving effect to the 2003 payouts, an aggregate of $2.2 million remained credited to the bonus bank under the TAVA Plan.

     In making its determinations, the Committee noted in particular that the Company's stock price had improved approximately 62% during 2003, from a closing price of $4.13 on January 2, 2003 to $6.69 on December 31, 2003, and by an additional 28% to $8.54 on January 17, 2004 (the last business day before the Committee made its determinations). The Committee also noted the Company's significant operational achievements for 2003, including achieving the highest level of operating income since becoming a stand-alone company ($176 million), reducing net debt by $105 million from the end of 2002 to the end of 2003 and being awarded significant new business. On the other hand, the Committee also took into account that the Company's 2002 share value performance ranked Tenneco Automotive first versus nine other companies in its industry peer group, whereas its 2003 share value performance ranked the Company fourth among those peers.

LONG-TERM AND STOCK-BASED INCENTIVES

     The Company's long-term and stock-based incentive plans have been designed to align a significant portion of executive compensation with stockholder interests. The current plan -- the 2002 Long-Term Incentive Plan as amended in 2003 -- permits the granting of a variety of awards including stock options, restricted stock, stock equivalent units and performance units. The Company's former plans were structured similarly.

     These awards are based on an analysis of competitive levels of similar awards and an assessment of individual performance. As an individual's level of responsibility increases, a greater portion of variable performance-related compensation will be in the form of long-term and stock-based awards.

     Each year, the Committee reviews outstanding long-term and stock based awards for the Company's executives, typically at its meeting held in January. Based on this review, the Committee determines whether and to what extent to make additional awards for the ensuing year. For 2003, the Committee implemented a long-term and stock-based compensation program for the Company's executives that is comprised of (1) stock options which generally vest in 1/3 increments over three years, (2) awards of restricted stock which vest at the end of five years, subject to early vesting after three years based on the achievement of EVA targets for the three-year period, and (3) cash-settled stock equivalent units which are payable at the end of 2003 based on the achievement of EVA targets. For 2003, the Company discontinued its policy of awarding stock-settled performance units that were payable at the end of three years based on the achievement of EVA targets. For 2004, the Committee intends to discontinue its policy of awarding five-year restricted stock with an early vesting feature that is EVA-based and to replace this component of the Company's long-term compensation with restricted stock that vests after three years. Beginning in 2004, the Committee also intends to include stock price appreciation, in addition to EVA results, as a performance condition applicable to the stock equivalent units (as described below) and to return to its prior practice of having the stock equivalent units generally cover three-year periods with partial annual settlement.

     Beginning in 2003, the Committee has granted long-term awards to the Company's executives that were designed to place them in the 50th percentile range when compared to the value of similar awards granted by peer companies to their executives.

     At the beginning of 2003, the Committee made awards to the Company's executives that included options, restricted stock and cash-settled stock equivalent units as described above. The Committee made its determinations consistent with the philosophy described above, specifically noting the amount of outstanding stock option, stock equivalent unit, performance unit and restricted stock awards that had been granted to Company executives and the fact that most of the prior awards made to the executives had fully vested at the end of 2002. In making its award determinations, the Committee also noted in particular the achievements made by the Company during 2002, including that, despite continuing difficult market conditions, the Company had substantially outperformed its internal plan for 2002 with respect to cash flows, working capital improvements and various profitability measures.

     For 2003, the annually scheduled cash payout under the stock equivalent unit awards described above was made in early 2004. Based on the Company's achievement of EVA targets established for 2003, award holders earned 150% of their targeted number of units for 2003, which is the maximum number of units that could be earned for the year. The cash payouts were equal to the number of units earned multiplied by the average of the closing prices of the Company's common stock for the ten trading days immediately following the Company's public announcement of its results of operations for 2003 ($10.79). Because the payouts were based on this formula, final 2003 payouts benefited significantly from the substantial appreciation in the Company's common stock price since the beginning of 2003. As described above, beginning in 2004 the Committee intends to add stock price appreciation as an additional performance criteria applicable to the stock equivalent units. The Committee believes this will serve to further align executive and stockholder interests by ensuring that, prior to payout, internal operational achievement must also be reflected in the Company's market value.

CEO COMPENSATION

     For 2003, Mr. Frissora's base salary and bonus target were set at $730,000 and $610,000, respectively, to reflect his leadership of Tenneco Automotive in implementing and sustaining various restructuring plans, process improvement programs and other strategic initiatives in a continuingly difficult economic and automotive industry environment. His 2003 base salary was the same as his 2002 base salary, reflecting a general Committee policy that there would be no increases for Company executives in 2003. For 2003, the Committee approved the payment of $777,750 to Mr. Frissora as his 2003 incentive award under the TAVA Plan. This amount was based on a (1) a declared 2003 award of $873,825 under the EVA-based portion of the TAVA Plan, of which, by the terms of the plan, $549,000 was automatically paid to Mr. Frissora and $324,825 was credited to his bonus bank, (2) payment of 1/3 of Mr. Frissora's aggregate bonus bank, or $114,375, and (3) payment of $114,375 under the discretionary portion of the TAVA Plan. The amount of Mr. Frissora's incentive award was based on the same factors as described above with respect to the 2003 bonuses paid to the Company's other executives, including his overall leadership in driving the Company to the performance improvements described above under "-- Salary and Bonus Compensation." In addition, the Committee noted Mr. Frissora's strong individual performance against his personal objectives in areas such as achieving improved performance through continued implementation of the Company's Project Genesis program. This program continues to significantly improve the manufacturing and distribution footprint of the Company's operations. After giving effect to this payment, $228,750 remained credited to Mr. Frissora's bonus bank under the TAVA Plan. Mr. Frissora's 2003 base salary and bonus target were slightly below the 50th percentile of base salaries and target bonuses set for chief executive officers of the comparable companies surveyed. In January 2003, in recognition of the Company's substantial operational improvements for 2002 (as described above under "-- Long-Term and Stock-Based Incentives") and a desire to provide incentives for further achievements, the Committee awarded stock options, restricted stock and stock equivalent units to Mr. Frissora as reflected under "Executive Compensation." In addition, his stock equivalent unit award was paid for 2003 at the earned level as described above for the Company's other executives.

TAX LIMITATIONS ON THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a publicly traded corporation may deduct for compensation paid to the CEO or a Named Executive who is employed on the last day of the year; provided, however, non-discretionary "performance based compensation" is excluded from this $1 million limitation.

     The Committee has reviewed section 162(m) and its related regulations and feels that the Company's current compensation program and policies are appropriate. The Committee structures the Company's compensation programs to support organizational goals and priorities and stockholder interests. The Committee seeks to preserve the tax deductibility of executive compensation to the extent practicable and consistent with this philosophy. Because the Committee retains certain discretion under the executive incentive program to account for individual performance in making bonus awards, amounts payable to the designated officers under the program may not be fully deductible where the section 162(m) $1 million deduction limitation is otherwise reached. The Committee believes this ability to exercise discretion, considered with the fact that the 2003 salary and bonus paid to the Company's most highly compensated executive only slightly exceeded $1 million, is in the best interests of the Company and its stockholders. The stock equivalent unit, performance unit and stock option awards made under the Company's long-term incentive plans, however, are generally designed to incorporate the applicable requirements for "performance-based compensation" for purposes of section 162(m).

       Compensation / Nominating / Governance Committee

              David B. Price, Jr. -- Chairman
              Sir David Plastow
              Roger B. Porter
              Paul T. Stecko

                               PERFORMANCE GRAPH

     The performance graph presented below provides the cumulative total stockholder return for Tenneco Automotive Inc. after the Spin-Off of Pactiv Corporation, reflecting continuing operations. The Spin-Off of Pactiv Corporation changed the Company in terms of revenue size and market capitalization, and also represented the final step in the Company's transition from a diversified holding company to a product- and market-focused company in the automotive parts industry. The performance graph compares the cumulative total stockholder return on the Company's common stock from November 5, 1999 (the first trading day after the Spin-Off) through December 31, 2003 with the Standard & Poor's 500 Stock Index and a peer group of companies chosen by the Company (the "Peer Group"). The companies comprising the Peer Group represent other participants in the automotive industry. The performance graph assumes an investment of $100 in each of the Company's common stock, the Standard & Poor's 500 Stock Index and the Peer Group index at the beginning of the period described. The performance graph is not intended to be indicative of future stock performance.

                      CUMULATIVE TOTAL STOCKHOLDER RETURN
                    BASED UPON AN INITIAL INVESTMENT OF $100
                 ON NOVEMBER 5, 1999 WITH DIVIDENDS REINVESTED

[PERFORMANCE GRAPH]

                            5-Nov-99   31-Dec-99   31-Dec-00   31-Dec-01   31-Dec-02   31-Dec-03
  Tenneco Automotive Inc.     $100       $115         $38         $26         $51         $85
  S&P 500                     $100       $107         $98         $86         $67         $86
  Peer Group Index (11
    Stocks)                   $100       $101         $71         $92         $71         $96

-------------------------

NOTES:

1. Cumulative total stockholder return is based on share price appreciation plus the reinvestment of dividends.

2. Cumulative total stockholder return for the Peer Group is based on the market capitalization weighted cumulative total stockholder return of the companies comprising the Peer Group. The Peer Group is comprised of the following companies: Arvin Industries Inc. (through the second quarter of 2000, when it merged with Meritor Automotive), ArvinMeritor, Inc. (formerly known as Meritor Automotive Inc.), BorgWarner Inc., Cummins Inc., Dana Corporation, Delphi Corporation, Federal-Mogul Corporation, Lear Corporation, Magna International Inc., Simpson Industries, Inc. (through the third quarter of 2000, when it merged with MascoTech, Inc.), and Tower Automotive Inc.

                           REPORT OF AUDIT COMMITTEE

GENERAL

     The Audit Committee comprises four directors and operates under a written charter for the Audit Committee which is attached to this Proxy Statement as Appendix A. All of the members of the Audit Committee meet the definition of independent for purposes of the revised NYSE listing standards. In addition, the Board has determined that Mr. Cramb qualifies as an "audit committee financial expert" under the applicable SEC rules and all of the members of Audit Committee satisfy the NYSE's financial literacy requirements.

REPORT

     The Audit Committee has furnished the following report:

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with the Company's management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent auditors ("Deloitte & Touche"), the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees," and Regulation S-X Rule 2-07, "Communication with Audit Committees."

     The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with Deloitte & Touche its independence from the Company and its management.

     The Audit Committee has considered whether the services rendered by the Company's independent public accountants with respect to audit, audit-related, tax and other non-audit fees are compatible with maintaining their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company for the fiscal year ended December 31, 2003 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

        Audit Committee

               Charles W. Cramb -- Chairman
               M. Kathryn Eickhoff
               Frank E. Macher
               Dennis G. Severance

              RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 2)

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

     Financial statements of the Company and its consolidated subsidiaries will be included in the Company's Annual Report furnished to all stockholders. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as independent public accountants for the Company to examine its consolidated financial statements for the year ending December 31, 2004, and has determined that it would be desirable to request that the stockholders ratify the appointment. You may vote for, vote against or abstain from voting with respect to this proposal. Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required to ratify the appointment. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Deloitte & Touche LLP was engaged as the Company's principal independent public accountants for the years ended December 31, 2003 and 2002. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS IN 2002

     As previously reported by the Company in a Form 8-K dated May 16, 2002, the Board of Directors, upon the recommendation of the Audit Committee, approved the engagement of Deloitte & Touche LLP as the Company's independent auditors for 2002 effective May 16, 2002, replacing Arthur Andersen LLP (which was dismissed as independent auditors of the Company effective May 16, 2002 and which subsequently ceased accounting practice). Arthur Andersen LLP's reports on the Company's financial statements for the prior two fiscal years ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During each of the prior two fiscal years ended December 31, 2001, and during the interim period of 2002 for which Arthur Andersen continued to be engaged by the Company, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen to make reference to the matter in their report. During 2002, the Company requested Arthur Andersen LLP to furnish it a letter addressed to the SEC stating whether it agreed with the above statements. A copy of that letter, dated May 17, 2002, was received and filed as Exhibit 16.1 to the Company's Form 8-K dated May 16, 2002.

AUDIT, AUDIT-RELATED, TAX AND OTHER FEES

     The following table summarizes the aggregate fees billed to the Company for the fiscal years ended December 31, 2003 and 2002 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte & Touche"):

                                                2003         2002
                                             ----------   ----------
Audit fees(a)..............................  $2,948,000   $2,448,000
Audit-related fees(b)......................     253,000        7,000
                                             ----------   ----------
Total audit and audit-related fees.........   3,201,000    2,455,000
Tax fees:
  Compliance and tax audit support(c)......   2,176,000    1,014,000
  Planning and consulting(d)...............     372,000      450,000
                                             ----------   ----------
Total tax fees.............................   2,548,000    1,464,000(e)
All other fees.............................          --           --
                                             ----------   ----------
                                             $5,749,000   $3,919,000

---------------

(a)  Fees for audit services in 2003 and 2002 consisted of:

     - Audit of the Company's annual financial statements including audits of subsidiary financial statements required by local country laws

     - Reviews of the Company's quarterly financial statements

     - Comfort letters, consents and other services related to SEC matters

(b)  Fees for audit-related services in 2003 and 2002 consisted of:

     - Sarbanes-Oxley Act, Section 404 advisory services

     - Employee benefit plan audits

(c) Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, support and obtain government approval for amounts to be included in tax filings. Fees for tax compliance services in 2003 and 2002 consisted of:

     - Federal, state and local income tax return assistance

     - Sales and use, property and other tax return assistance

     - Transfer pricing documentation

     - Requests for technical advice from taxing authorities

     - Assistance with tax audits and appeals

(d) Tax planning and consulting services are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Fees for tax planning and consulting services in 2003 and 2002 consisted of:

     - Tax advice related to intra-group transactions and restructurings

     - Tax planning related to certain foreign operations

(e) Arthur Andersen LLP performed tax services from January 2002 through May 2002, for which the Company paid Arthur Andersen LLP an additional $1,007,000.

     In considering the nature of the services provided by Deloitte & Touche, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte & Touche and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

PRE-APPROVAL POLICY

     At a meeting held in September 2002, shortly after the adoption of the Sarbanes-Oxley Act of 2002 and its provisions regarding audit committee pre-approval of non-audit services provided by a public company's independent public accountants, the Audit Committee approved the continued provision to the Company of audit, audit-related and tax services as described above by Deloitte & Touche. In March 2003, after the SEC's adoption of final rules regarding provision of non-audit services by a public company's independent public accountants, the Audit Committee adopted a pre-approval policy regarding these services. All of the services performed by Deloitte & Touche in 2003 were pre-approved in accordance with the pre-approval policy adopted by the Audit Committee at its March 2003 meeting, which was revised and reauthorized at its March 2004 meeting.

     The Audit Committee's pre-approval policy describes the permitted audit, audit-related, tax and other services (collectively, the "Disclosure Categories") that Deloitte & Touche may perform. The policy requires that, each fiscal year, a description of the services (the "Service List") expected to be performed by Deloitte & Touche in each of the Disclosure Categories, as well as related budgeted fee amounts, be presented to the Audit Committee for approval. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

     Any requests for audit, audit-related, tax and other services not included on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year. Any proposed service exceeding 120% of the pre-approved cost level or budgeted amount requires specific additional pre-approval by the Audit Committee.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters that may properly come before the Annual Meeting. However, should any such matters come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy card to vote all Proxies (unless otherwise directed by stockholders) in accordance with their judgment on such matters.

                       SOLICITATION OF PROXIES AND VOTING

     Stockholders may specify their choices by marking the appropriate boxes on the enclosed Proxy card. Alternatively, in lieu of returning signed Proxy cards, stockholders can submit a Proxy over the Internet or by calling a specially designated telephone number which appears on the Proxy cards. These Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to provide their voting instructions and confirm the proper recording of those instructions. Specific instructions for stockholders who wish to use the Internet or telephone voting procedures are set forth on the enclosed Proxy card.

     All properly completed, unrevoked Proxies, which are received prior to the close of voting at the Annual Meeting, will be voted in accordance with the specifications made. If a properly executed, unrevoked written Proxy card does not specifically direct the voting of shares covered, the Proxy will be voted
(i) FOR the election of all nominees for election as director described in this Proxy Statement, (ii) FOR the ratification of the appointment of Deloitte & Touche LLP, and (iii) in accordance with the judgment of the persons named in the Proxy as to such other matters as may properly come before the Annual Meeting.

     A Proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later-dated proxy (including a later-dated Proxy via the Internet or telephone), giving timely written notice of such revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person.

     The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed Proxy or if you appear at the Annual Meeting to vote in person, your shares of common stock will be considered part of the quorum. Directions to withhold authority to vote for any director, abstentions and broker non-votes (described below) will be counted to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed.

     The cost of solicitation of Proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers, and employees, personally or by telephone, telecopy or telegram. Proxy cards and material also will be distributed to beneficial owners of stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses. Georgeson Shareholder Communications Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $25,000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and beneficial owners of 10 percent or more of a registered class of the Company's equity securities (collectively, "Reporting Persons") to file with the SEC initial reports of beneficial ownership (Form 3) and reports on changes in beneficial ownership (Form 4 or 5). SEC rules adopted pursuant to Section 16(a) require that Reporting Persons furnish the Company with copies of all such forms they file with the SEC.

     Based solely upon its review of such forms furnished to the Company during 2003, and upon the written representations received by the Company from certain of the Company's directors and executive officers that no Forms 5 were required, the Company has identified a non-timely filing during 2003 by David G. Gabriel, a former officer of the Company, relating to an exercise of stock options by Mr. Gabriel at the time of his departure from the Company. The Company believes that no other Reporting Persons failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during, or with respect to, 2003.

                   EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

     Directions to withhold authority, abstentions and "broker non-votes" (which occur when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) will be counted in determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

     Assuming the presence of a quorum, the affirmative vote of (1) a plurality of the votes cast at the Annual Meeting (in person or by proxy) is required for the election of directors, and (2) holders of a majority of the common stock present at the Annual Meeting (in person or by proxy) and entitled to vote is required to ratify Deloitte & Touche LLP as the Company's independent public accountants.

     Because the election of directors is determined on the basis of a plurality of the votes cast, directions to withhold authority have no effect on the election of directors. Because the vote standard for the approval of Deloitte & Touche LLP is a majority of shares present and entitled to vote, abstentions have the effect of a vote against and broker non-votes would have no effect on the proposal.

                           INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement is incorporated by reference in any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the information included or incorporated in the sections of this Proxy Statement entitled "Executive Compensation -- Tenneco Automotive Inc. Compensation/Nominating/Governance Committee Report on Executive Compensation," "Performance Graph," and "Report of Audit Committee" will not be deemed to be incorporated, unless specifically provided otherwise in such filing.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS -- INCLUSION IN COMPANY PROXY STATEMENT

     For a stockholder proposal to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 2005, the proposal must be received by the Company by December 1, 2004.

OTHER STOCKHOLDERS PROPOSALS -- DISCRETIONARY VOTING AUTHORITY AND BY-LAWS

     With respect to stockholder proposals not included in the Company's proxy statement and form of proxy, the Company may utilize discretionary authority conferred by proxy in voting on any such proposals if, among other situations, the stockholder does not give timely notice of the matter to the Company by the date determined under the Company's By-laws for the submission of business by stockholders. This notice requirement and deadline are independent of the notice requirement and deadline described above for a stockholder proposal to be considered for inclusion in the Company's proxy statement. The Company's By-laws state that, to be timely, notice and certain related information must be received at the principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. However, in the event that the date of the annual meeting is more than thirty days before or more than seventy days after the anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Therefore, to be timely under the Company's By-laws, a proposal for the 2005 annual meeting not included by or at the direction of the Board must be received not earlier than January 11, 2005, nor later than February 10, 2005.

                                         KARL A. STEWART
                                            Secretary
                            ------------------------

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO TIMOTHY R. DONOVAN, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND MANAGING DIRECTOR-INTERNATIONAL, 500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS 60045.

                                                                      APPENDIX A
                                                        AS ADOPTED MARCH 9, 2004

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           OF TENNECO AUTOMOTIVE INC.

     Tenneco Automotive Inc. recognizes that sound principles of corporate governance and the integrity of the company's financial statements and financial reporting processes are essential to obtaining and retaining the trust and respect of investors and other persons and groups interested in the company and its activities, including employees, customers, suppliers, communities in which it does business, government officials and the public generally.

     The Board of Directors has approved the following Charter of the Audit Committee that, together with the company's Corporate Governance Principles, is intended to provide a framework for the governance of the company with respect to the company's financial statements, financial reporting processes, systems of internal controls and compliance with legal and regulatory requirements.

     I. Audit Committee Designation

          There is a committee of the Board of Directors of Tenneco Automotive Inc. called the Audit Committee.

     II. Audit Committee Purpose

          The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the company's independent auditors. The purpose of the Audit Committee is to:

        - assist the Board of Directors in fulfilling its oversight of (a) the integrity of the company's financial statements and financial reporting processes and systems of internal controls regarding finance, accounting, information systems security, environmental compliance and legal compliance, (b) the company's compliance with legal and regulatory requirements, and (c) the independence, qualifications and performance of the company's independent auditors and internal auditing function;

        - provide an avenue of communication among the independent auditors, management, the internal auditors and the Board of Directors; and

        - prepare the audit-related report required by the Securities and Exchange Commission (SEC) to be included in the company's annual proxy statement.

          The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as any officer or other employee of the company or its subsidiaries. The Audit Committee has the ability to retain, at the company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

     III.  Audit Committee Composition and Meetings

          The Audit Committee is comprised of three or more directors, as determined by the Board of Directors. The Board of Directors appoints the members of the Audit Committee annually, considering the recommendation of the Compensation/Nominating/Governance Committee, and further considering the views of the Chairman of the Board of Directors and the Chief Executive Officer, as appropriate. The members of the Audit Committee serve until their successors are appointed and qualify. The Board of Directors has the power at any time to change the membership of the Audit Committee and to fill vacancies in it, subject to the new member(s) satisfying the independence, experience and financial expertise requirements described in this Charter.

          Each member of the Audit Committee must be "independent" for purposes of Section 10A of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. Each member of Audit Committee must be an independent director as determined under the applicable rules of the New York Stock Exchange, and must also satisfy the additional New York Stock Exchange independence requirement for members of audit committees, in each case no later than the end of any applicable grace or "phase-in" period adopted by the New York Stock Exchange with respect to those rules.

          All members of the Audit Committee are required to have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. Unless otherwise determined by the Board of Directors to be appropriate under the circumstances, at least one member of the Audit Committee is required to be a "financial expert," and at least one member of the Audit Committee is required to have "financial expertise," as determined for purposes of the rules of the SEC and New York Stock Exchange, respectively.

          If an Audit Committee Chair is not designated by the Board of Directors or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

          The Audit Committee holds regular meetings, at least quarterly and additionally as often as the committee deems appropriate. The Audit Committee Chair approves an agenda in advance of each meeting. The Audit Committee should meet privately in executive session as often as it deems necessary, but at least annually, with management, the Internal Audit

     Director, the independent auditors and as a committee to discuss any matters that the Audit Committee or any of these groups believe should be discussed.

          Except as expressly provided in this Charter, the by-laws of the company or any Corporate Governance Principles of the company, or as otherwise provided by law or the rules of the New York Stock Exchange, the Audit Committee may fix its own rules of procedure.

     IV. Audit Committee Responsibilities and Authority

          The Audit Committee has the sole authority to appoint or replace the independent auditors, and must approve all audit engagement fees and terms. The Audit Committee also must approve all non-audit engagements by the Company with the independent auditors, except as otherwise permitted by applicable law. The Audit Committee may consult with management but may not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to the extent permitted by applicable law. In its capacity as a committee of the Board, the Audit Committee is directly responsible for the oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the independent auditors report directly to the Audit Committee.

          In performing its functions, the Audit Committee undertakes those tasks and responsibilities that, in its judgment, would most effectively contribute to and implement the purposes of the Audit Committee. The following functions are some of the common recurring activities of the Audit Committee in carrying out its duties:

        Review Procedures

        1. The Audit Committee reviews and discusses with management and the independent auditors the company's annual audited financial statements and quarterly financial statements prior to filing or distribution, including the company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other matters required to be reviewed under applicable legal, regulatory or New York Stock Exchange requirements and, as appropriate, recommends to the Board of Directors whether the audited financial statements should be included in the company's Form 10-K. The Audit Committee's review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices and judgments, including any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61.

        2. The Audit Committee discusses with management and, as appropriate, the independent auditors earnings press releases (paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information) and financial information and earnings guidance provided to analysts and ratings agencies.

        3. In consultation with the management, the independent auditors and the internal auditors, the Audit Committee considers the integrity of the company's financial reporting processes and controls.

        4. The Audit Committee reviews disclosures made by the company's principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

        5. The Audit Committee reviews any reports of the independent auditors mandated pursuant to Section 10A of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and obtains from the independent auditors any information with respect to illegal acts in accordance with Section 10A and the rules thereunder.

        6. The Audit Committee reviews and discusses with management and the independent auditors, as applicable:

            a. major issues regarding accounting principles and financial statement presentations, including any significant changes in the company's selection or application of accounting principles, and major issues as to the adequacy of the company's internal controls and any special audit steps adopted in light of material control deficiencies;

            b. analyses prepared by management or the independent auditors that set forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

            c. any management letter provided by the independent auditors and the company's response to that letter;

            d. any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent auditors' activities or on access to requested information and management's response thereto;

            e. liquidity, off-balance sheet structures and debt covenants; and

            f. the effect of significant regulatory and accounting initiatives on the financial statements of the company.

        7. The Audit Committee discusses with management the company's major financial risk exposures and the steps management has taken to monitor and control those exposures, including the company's risk assessment and risk management policies.

        Independent Auditors

        8. The independent auditors are ultimately accountable to the Audit Committee. The Audit Committee reviews the independence, qualifications and performance of the auditors at least annually, including a review and evaluation of the lead partner of the independent auditors and taking into account the opinions of management and the company's internal auditors. At least annually, the Audit Committee appoints the company's independent auditors for the ensuing fiscal year, and will report to the Board of Directors regarding its determinations about the appointment or removal of any independent auditors.

        9. The Audit Committee obtains and reviews a report from the independent auditors at least annually regarding:

            a. the independent auditors' internal quality-control procedures;

            b. any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm; and

            c. any steps taken to deal with any such issues.

        10. On an annual basis, the Audit Committee requires the independent auditors to submit a formal written statement delineating all relationships between the auditors and the company or its subsidiaries or affiliates, and reviews and discusses all significant relationships that could impair the auditors' independence. It is the responsibility of the Audit Committee to take appropriate action in response to the independent auditors' report to satisfy itself of the auditors' independence.

        11. At least annually, the Audit Committee reviews the independent auditors' audit plan with respect to the ensuing fiscal year, and discusses with them, as determined appropriate, the plan's scope, staffing, locations, reliance upon management and internal audit and general audit approach.

        12. It is the responsibility of the Audit Committee to ensure that the representatives of the independent auditors who perform work for the company are rotated as required by the Sarbanes-Oxley Act of 2002 and other applicable law, and to further consider rotation of the independent auditor firm itself.

        13. The Audit Committee discusses with the independent auditors any communications between the audit team and the audit firm's national office regarding any material auditing or material accounting issues presented by the independent auditors' engagement by the company.

        14. The Audit Committee discusses with management and the independent auditors any accounting adjustments that were noted or proposed by the independent auditors but were not recorded by management (because they were deemed to be immaterial or otherwise were "passed").

        Internal Audit

        15. It is the responsibility of the Audit Committee to ensure that the company maintains an internal audit function.

        16. At least annually, the Audit Committee reviews the company's internal audit plan, activities, organizational structure and staffing. The Audit Committee reviews any significant changes to the company's internal audit plan.

        17. The Audit Committee reviews significant reports prepared by the internal audit department, together with management's response and follow-up to these reports.

        18. At least annually, the Audit Committee discusses with the independent auditors the company's internal auditors and their audit plan, responsibilities, budget and staffing.

        Environmental and Legal Compliance

        19. At least annually, the Audit Committee reviews with the company's General Counsel:

            a. any environmental or legal matters that could have a significant impact on the company's financial statements;

            b. compliance by the company and its subsidiaries with applicable laws and regulations; and

            c. any inquiries received from regulators or governmental agencies by the company or its subsidiaries.

        Other Audit Committee Responsibilities

        20. It is the responsibility of the Audit Committee to annually prepare a report to stockholders as required by the rules of the SEC. The report is included in the company's annual proxy statement.

        21. It is the responsibility of the Audit Committee to review and reassess the adequacy of this Charter at least annually and to recommend any proposed changes to the Board of Directors for approval. It is the responsibility of the Audit Committee to cause the Charter to be published in accordance with applicable SEC and New York Stock Exchange regulations.

        22. The Audit Committee monitors compliance with the company's Statement of Business Principles.

        23. As may be set forth from time to time in the company's Statement of Business Principles (or other code of business conduct and ethics adopted by the company), the Audit Committee may be responsible for granting waivers of the Statement of Business Principles (or other code of business conduct and ethics) for directors and executive officers.

        24. Pursuant to applicable SEC rules, it is the responsibility of the Audit Committee to establish procedures for:

            a. the receipt, retention and treatment of complaints received by the company and its subsidiaries regarding accounting, internal accounting controls or auditing matters; and

            b. the confidential, anonymous submission by employees of the company and its subsidiaries of concerns regarding questionable accounting or auditing matters.

        25. The Audit Committee shall from time to time establish policies for the company's hiring of employees or former employees of the independent auditors who were engaged on the company's account (recognizing that the hiring by the Company of certain representatives of the independent auditors could jeopardize the auditors' independence or otherwise be prohibited).

        26. It is the responsibility of the Audit Committee to maintain minutes of its meetings and report, through its Chair, to the Board of Directors on significant results of each meeting.

        27. It is the responsibility of the Audit Committee to engage in a self-assessment of its performance at least annually.

     V. Funding

          The Audit Committee shall be given the resources and assistance necessary, including adequate funding, as determined by the Audit Committee, for payment of the compensation of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the company or any advisors employed by the Audit Committee, as well as for payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

     VI. Limitations on Audit Committee Responsibilities

          While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert, professional or special assurance as to the company's financial statements or any professional certification. Audit Committee members are not deemed to have accepted a duty of care greater than the duty of other directors. Nothing contained in this Charter is intended to alter the operation of the "business judgment rule" as interpreted under Delaware law.

                                                                      APPENDIX B
                                                        AS ADOPTED MARCH 9, 2004

          CHARTER OF THE COMPENSATION/NOMINATING/GOVERNANCE COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           OF TENNECO AUTOMOTIVE INC.

     Tenneco Automotive Inc. recognizes that sound principles of corporate governance are essential to obtaining and retaining the trust and respect of investors and other persons and groups interested in the company and its activities, including employees, customers, suppliers, communities in which it does business, government officials and the public generally.

     The Board of Directors has approved the following Charter of the Compensation/Nominating/Governance Committee that, together with the company's Corporate Governance Principles, is intended to provide a framework for the governance of the company with respect to the matters involving compensation, director and executive officer selection and succession and general corporate governance.

     I. Compensation/Nominating/Governance (CNG) Committee Designation

          There is a committee of the Board of Directors called the Compensation/Nominating/ Governance Committee.

     II. CNG Committee Purpose

          The purpose of the CNG Committee is to:

        - assist the Board of Directors in discharging the Board of Directors' responsibilities relating to compensation of the company's executives and other employees;

        - produce an annual report on executive compensation for inclusion in the company's proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission;

        - identify individuals qualified to become Board of Directors members, recommend to the Board of Directors the slate of nominees to be recommended by the Board for election at applicable meetings of stockholders and recommend to the Board of Directors the composition of its several committees; and

        - develop and recommend to the Board of Directors, review and, as appropriate, from time to time recommend to the Board of Directors revisions to Corporate Governance Principles applicable to the company.

     III. CNG Membership and Procedure

          The CNG Committee consists of at least three members, all of whom shall be "independent" as described below. The Board of Directors appoints the members of the CNG Committee annually, considering the recommendation of the CNG Committee, and further considering the views of the Chairman of the Board and the Chief Executive Officer, as appropriate. The members of the CNG Committee serve until their successors are appointed and qualify. The Board of Directors has the power at any time to change the membership of the CNG Committee and to fill vacancies in it, subject to such new member(s) satisfying the requirements described herein.

          Each member of the CNG Committee must be "independent" as determined under the applicable rules of the New York Stock Exchange (NYSE), no later than the end of any applicable grace or "phase-in" period adopted by the NYSE with respect to those rules. Further, if deemed appropriate from time to time, each member of the CNG Committee will be required to meet the definition of "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934 and "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986.

          If a CNG Committee Chair is not designated by the Board of Directors or present, the members of the CNG Committee may designate a Chair by majority vote of the CNG Committee membership.

          The CNG Committee holds regular meetings each year as often as the committee deems appropriate. The CNG Committee Chair approves an agenda in advance of each meeting.

          Except as expressly provided in this Charter, the by-laws of the company or the Corporate Governance Principles of the company, the CNG Committee may fix its own rules of procedure.

     IV. CNG Committee Authority and Responsibilities

          In performing its functions, the CNG Committee undertakes those tasks and responsibilities that, in its judgment, would most effectively contribute to and implement the purposes of the CNG Committee. The following functions are some of the common recurring activities of the CNG Committee in carrying out its duties:

        Compensation-Related

        1. The CNG Committee reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO's performance in light of those goals and objectives, and (either as a committee or together with the company's other independent directors, as directed by the Board) determine and approve the CEO's compensation level based on this evaluation.

        2. In determining the long-term incentive component of CEO compensation, the CNG Committee should, as it determines appropriate, consider the company's performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the company's CEO in past years.

        3. The CNG Committee establishes the salary rates and compensation structure for other executive officers of the company and its affiliated companies, subject to the right of the CNG Committee to delegate to the Chief Executive Officer the fixing of compensation below certain levels determined by the committee, and may periodically examine the compensation structure of the company and its affiliated companies for other employees.

        4. The CNG Committee has, to the extent permitted by law and the applicable rules of the NYSE, the authority to administer, establish, terminate or amend and to otherwise act for and on behalf of the Board of Directors with respect to the employee benefit plans of the company and its affiliated companies, including both welfare and pension plans (hereinafter referred to as the "Benefit Plans"), including any supplemental Benefit Plans, severance plans of limited duration and any other similar plans which the CNG Committee deems desirable to establish, terminate or amend from time to time.

        5. The CNG Committee has, to the extent permitted by law and the applicable rules of the NYSE, the authority to administer, establish, terminate or amend and to otherwise act for and on behalf of the Board of Directors with respect to executive and director compensation, incentive compensation, deferred compensation and stock option and restricted stock plans and programs of the company and its affiliated companies (hereinafter referred to as the "Compensation Plans"), including other similar compensation plans the CNG Committee deems desirable to establish, terminate or amend from time to time, such authority hereby granted to the CNG Committee to include, without limitation, the power and authority to authorize the issuance of stock pursuant to such Compensation Plans, in such manner as the CNG Committee will deem best for the interests of the company, in all cases in which specific directions have not been given by the Board.

        6. The CNG Committee ensures that qualified firms are advising the company on compensation matters, managing diversity and related matters. The CNG Committee should meet privately in executive session as often as it deems necessary, but at least annually, with any compensation or similar consultants to the company to discuss any matters that the CNG Committee or these consultants believe should be discussed. If a compensation consultant is engaged to assist in the evaluation of director, CEO or senior executive compensation, the CNG Committee has the sole authority to retain and terminate that consultant, including sole authority to approve its fees and other retention terms.

        7. The CNG Committee reviews and approves the list of a peer group of companies to which the company compares itself for compensation purposes.

        Nominating/Governance-Related

        8. Subject to the qualification requirements for the Board of Directors set forth in the company's Corporate Governance Principles, the CNG Committee is responsible for reviewing and proposing to the Board of Directors additional qualifications for directors as determined to be necessary or appropriate, taking into account the desirable balance of experience, qualifications and expertise among members of the Board of Directors.

        9. The CNG Committee reviews possible candidates for membership on the Board, and assists in attracting qualified candidates to fill vacant or newly created directorships.

        10. It is the responsibility of the CNG Committee to review and recommend to the Board of Directors a management slate of directors to be proposed for election at the annual stockholders' meeting and included in the proxy statement for such meeting, as well as to review and recommend to the Board of Directors any directors to fill vacancies that may exist on the Board of Directors.

        11. It is the responsibility of the CNG Committee to review the function and composition of the several committees of the Board of Directors and to recommend to the Board of Directors qualified persons for membership on such committees.

        12. It is the responsibility of the CNG Committee to review the qualifications of candidates for election as officers of the company and to recommend those candidates for election by the Board of Directors at least annually.

        13. It is the responsibility of the CNG Committee to review annually the availability of qualified replacements for key executive positions in the company and its subsidiaries and the nature and adequacy of the company's plans for developing and providing necessary replacements both on a current and on a long-term basis, so as to ensure continuity and orderly succession of capable and qualified management for the company.

        14. The CNG Committee oversees the evaluation of the executive management of the company and makes recommendations to the Board of Directors as it determines appropriate.

        15. The CNG Committee reviews and reassesses at least annually the adequacy of the Corporate Governance Principles of the company and recommends any proposed changes to the Board of Directors for approval.

        16. The CNG Committee serves in an advisory capacity to the Board of Directors and Chairman of the Board on matters of organizational and governance structure of the company and the conduct of the Board of Directors.

        17. The CNG Committee receives comments from all directors and, as directed by the Board of Directors, reports orally annually to the Board of Directors with an assessment of the Board of Director's performance, to be discussed with the full Board of Directors following the end of each fiscal year.

        Other

        18. It is the responsibility of the CNG Committee to maintain minutes of its meetings and report, through its Chair, to the Board of Directors on significant results of each meeting.

        19. The CNG Committee has the ability to retain, at the company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

        20. It is the responsibility of the CNG Committee to review and reassess the adequacy of this Charter at least annually and to recommend any proposed changes to the Board of Directors for approval. It is the responsibility of the CNG Committee to cause the Charter to be published in accordance with applicable NYSE regulations.

        21. It is the responsibility of the CNG Committee to annually review its own performance.

        22. The CNG Committee may form and delegate authority to subcommittees when appropriate and to the extent permitted by applicable law and the rules of the NSYE.

        23. In performing its duties, the CNG Committee is not providing any expert, professional or special assurances as to the matters addressed herein. CNG Committee members are not deemed to have accepted a duty of care greater than the duty of other directors. Nothing contained in this Charter is intended to alter the operation of the "business judgment rule" as interpreted under Delaware law.

                                           NOTICE OF ANNUAL
                                           MEETING AND
                                           PROXY STATEMENT
                                           -------------------------------------

                                           ANNUAL MEETING
                                           OF STOCKHOLDERS
                                           MAY 11, 2004

                                           TENNECO
                                           AUTOMOTIVE INC.
                                           500 NORTH FIELD DRIVE, LAKE FOREST,
                                           ILLINOIS 60045

                                                 (TENNECO AUTOMOTIVE LOGO)

TENNECO AUTOMOTIVE INC.
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045                            [TENNECO AUTOMOTIVE LOGO]

                                                                   April 1, 2004

Dear Benefit Plan Participant:

     The Annual Meeting of the Stockholders of Tenneco Automotive Inc. is scheduled to be held Tuesday, May 11, 2004, at 10:00 a.m., local time, at the Company's headquarters located at 500 North Field Drive, Lake Forest, Illinois 60045. A Notice and Proxy Statement, which is being sent to all registered stockholders in connection with the Annual Meeting, is enclosed for your information.

     Also enclosed with this letter is a form of proxy card, which designates the number of shares held in your benefit plan account. By executing this proxy card you instruct the benefit plan trustee (the "Trustee") how to vote the shares of Tenneco Automotive Inc. stock in your account which you are entitled to vote. The Trustee will vote all shares eligible to be voted by benefit plan participants in accordance with their instructions.

     If you return your form of proxy executed but without furnishing voting instructions, the eligible shares in your account will be voted by the Trustee, as holder of record of the shares in your account, FOR the election of the nominees for director named in the Proxy Statement, FOR the approval of the appointment of Deloitte & Touche LLP as independent public accountants for 2004, and in the discretion of the proxies on all other matters as may be properly brought before the Annual Meeting.

     If you do not return your executed form of the proxy to the Trustee, then your shares can be voted by the Trustee only in accordance with the requirements of your benefit plan, which may or may not reflect your views.

     Your vote is important. Please send your executed form of proxy card with your voting instructions at your earliest opportunity. For your convenience, a return envelope is enclosed.

                                                  YOUR BENEFITS COMMITTEE

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

                                                     [TENNECO AUTOMOTIVE LOGO]

                                                      TENNECO AUTOMOTIVE INC.

                                                   Annual Meeting of Stockholders
                                                            May 11, 2004

                                                       10:00 a.m., local time
                                                         Tenneco Automotive
                                                       500 North Field Drive
                                                    Lake Forest, Illinois 60045


Dear Stockholder:

     Tenneco Automotive Inc. encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, please follow the instructions on the opposite side of this card.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.


                                           YOUR VOTE IS IMPORTANT: THANK YOU FOR VOTING.



                            - FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL -
------------------------------------------------------------------------------------------------------------------------------------

          PROXY

                                                                                                           [TENNECO AUTOMOTIVE LOGO]



                                                      TENNECO AUTOMOTIVE INC.
                                            ANNUAL MEETING OF STOCKHOLDERS MAY 11, 2004
                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned does hereby appoint Mark P. Frissora, Paul T. Stecko and Karl A. Stewart, and any of them, with full power of substitution, as Proxies to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the
Board of Directors' recommendations, all shares of Tenneco Automotive Inc. held of record by the undersigned at the close of business on March 19, 2004 and entitled to vote at the Annual Meeting of Stockholders of Tenneco Automotive Inc. to be held at
10:00 a.m., local time, May 11, 2004, at the Company's headquarters located at 500 North Field Drive, Lake Forest, Illinois 60045 or
at any adjournment or postponement thereof, and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting.

Election of Directors -- Nominees: 01) Charles W. Cramb, 02) Timothy R. Donovan, 03) M. Kathryn Eickhoff, 04) Mark P. Frissora,
05) Frank E. Macher, 06) Roger B. Porter, 07) David B. Price, Jr., 08) Dennis G. Severance, 09) Paul T. Stecko

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

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

Instructions for Voting Your Proxy

Tenneco Automotive Inc. offers shareholders three alternative ways of voting their proxies:

-BY TELEPHONE (using a touch-tone telephone)
-THROUGH THE INTERNET (using a browser)
-BY MAIL (traditional method)

Your telephone or Internet vote authorizes the Proxies to vote your shares in the same manner as if you had mailed your proxy card.
We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

----------------
TELEPHONE VOTING    Available only until 5:00 p.m. Eastern Daylight time May 10, 2004.
----------------

o   On a touch-tone telephone, call TOLL FREE 1-800-433-2279, 24 hours a day, 7 days a week
o   You will be asked to enter ONLY the Control Number shown below
o   Have your proxy card ready, then follow the prerecorded instructions
o   Your vote will be confirmed and cast as you directed

---------------
INTERNET VOTING     Available only until 5:00 p.m. Eastern Daylight time May 10, 2004.
---------------

o   Visit the Internet voting Website at http://proxy.georgeson.com
o   Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen
o   You will incur only your usual Internet charges

--------------
VOTING BY MAIL
--------------

o   Simply sign and date your proxy card and return it in the postage-paid envelope



                           --------------                                                 --------------
                           COMPANY NUMBER                                                 CONTROL NUMBER
                           --------------                                                 --------------



                            - FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL -
------------------------------------------------------------------------------------------------------------------------------------
    PLEASE MARK YOUR
[X] VOTE AS IN THIS
    EXAMPLE.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
ITEMS 1 AND 2.

------------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
------------------------------------------------------------------------------------------------------------------------------------
1.  Election of Directors         [ ] FOR         [ ] WITHHELD
    (see reverse)

For, except vote withheld from the following nominee(s):____________________________________________________________________________
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        FOR     AGAINST    ABSTAIN
2.  Approve appointment of Deloitte & Touche LLP as independent public accountants for 2004             [ ]       [ ]        [ ]
------------------------------------------------------------------------------------------------------------------------------------
3.  In the discretion of the Proxies named herein, the Proxies are authorized to vote upon such other matters as may properly come before the meeting (or any adjournment or postponement thereof).
------------------------------------------------------------------------------------------------------------------------------------

                                                          NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.


                                                          SIGNATURE
                                                                    ----------------------------------------------------------------

                                                          SIGNATURE
                                                                    ----------------------------------------------------------------

                                                          DATE
                                                                --------------------------------------------------------------------

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